Exhibit 4.1

AQUANTIVE, INC.,

as Issuer

2.25% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2024

INDENTURE

Dated as of August 24, 2004

BNY WESTERN TRUST COMPANY,

as Trustee

INDENTURE, dated as of August 24, 2004, among AQUANTIVE, INC., a corporation duly organized and existing under the laws of the State of Washington, having its principal office at 506 Second Avenue, 9th Floor, Seattle, Washington 98104 (the “Company”), and BNY WESTERN TRUST COMPANY, a banking corporation duly organized and existing under the laws of the State of California, as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the creation of an issue of the Company’s 2.25% Convertible Senior Subordinated Notes due 2024 (the “Notes”), in substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

All things necessary to make (i) the Notes, when the Notes are executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and (ii) this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows.

ARTICLE I.

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1 DEFINITIONS.

“Act of Holders” when used with respect to any Holder of a Note, has the meaning specified in Section 14.4(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent, Conversion Agent, Calculation Agent or co-registrar.

“Bankruptcy Law” means Title 11 of the U.S. Code or any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means the board of directors of the Company, or any committee of such board empowered to act for it with respect to this Indenture.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company, duly adopted by the Board of Directors and in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day,” when used with respect to any Place of Payment or Place of Conversion, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or Place of Conversion, as the case may be, are authorized or obligated by law to close.

“Calculation Agent” has the meaning specified in Section 11.1(f).

“Capital Shares” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the date of this Indenture, including, without limitation, all common stock and preferred shares.

“Change of Control” means an event or series of events in which:

(1) any “person,” including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, of Capital Shares of the Company entitling that person to exercise more than 50% of the total voting power of all of the Capital Shares of the Company entitled to vote generally in elections of directors, other than any acquisition by the Company, any Subsidiary of the Company or any employee benefit plan of the Company; or

(2) the Company (a) consolidates with or merges into any other corporation or business entity or conveys or transfers or leases all or substantially all of the Company’s assets to any other person, corporation or business entity or any other corporation or business entity merges into the Company (except solely to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company), and, in any such case, (b) the holders of the Company’s Capital Shares immediately before such transaction own, directly or indirectly, less than 50% of the combined voting power of the outstanding voting securities of the transferee corporation or business entity resulting from such transaction;

provided, however, that a Change of Control shall not be deemed to occur if at least 90% of the consideration in the Change of Control transaction consists of Capital Shares traded primarily on the New York Stock Exchange or the American Stock Exchange or quoted primarily on the Nasdaq National Market, and as a result the Notes become convertible solely into such Capital Shares.

Beneficial ownership shall be determined in accordance with Rules 13d-3 and 13d-5 promulgated by the SEC under the Exchange Act (except that a person will be deemed to have beneficial ownership of all shares that such person has the right to acquire, either immediately or with the passage of time). The term “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Change of Control Conversion Date” has the meaning specified in Section 11.1(c).

“Change of Control Conversion Period” has the meaning specified in Section 11.1(c).

“Change of Control Notice” has the meaning specified in Section 11.2.

“Closing Price” of any security on any date of determination means:

(1) the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security on the New York Stock Exchange on such date;

(2) if such security is not listed for trading on the New York Stock Exchange on any such date, the closing sale price as reported for the principal securities exchange on which such security is so listed;

(3) if such security is not so listed on a national securities exchange, the closing sale price as reported by the Nasdaq National Market;

(4) if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or

(5) if such bid price is not available, the average of the mid-point of the last bid and ask prices of such security on such date from at least three nationally recognized independent investment banking firms retained for this purpose by the Company.

“Common Stock” means any shares of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Section 12.11, shares issuable on conversion of Notes shall include only shares of the class designated as Common Stock, $.01 par value per share, of the Company at the date of execution of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company, provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the corporation named as the “Company” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.

“Conversion Agent” has the meaning specified in Section 2.3(a).

“Conversion Notice” has the meaning specified in Section 12.2.

“Conversion Price” has the meaning specified in Section 12.1.

“Conversion Rate” has the meaning specified in Section 12.1.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be administered (which at the date of execution of this Indenture is located at BNY Western Trust Company at 700 S. Flower Street, Suite 500, Los Angeles, California 90017, Attention: Corporate Trust Department and for purposes of Section 9.2 shall be BNY Western Trust Company, 700 S. Flower Street, Suite 500, Los Angeles, California 90017, Attention: Corporate Trust Department), or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

“Current Market Price” has the meaning specified in Section 12.4(g).

“Default” means an event which is, or after notice or lapse of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.12.

“Defaulted Interest Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Company pursuant to Section 2.12.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Designated Senior Debt” means any Senior Debt that the Company and the holder of such Senior Debt expressly declare is “Designated Senior Debt”.

“Dollar,” “U.S. Dollar” or “U.S. $” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

“Effective Date” has the meaning specified in Section 11.1(c)(1).

“Event of Default” has the meaning specified in Section 4.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expiration Time” has the meaning specified in Section 12.4(f).

“fair market value” has the meaning set forth in Section 12.4(g).

“Global Note” has the meaning specified in Section 2.1(e).

“Holder” means the Person in whose name a Note is registered in the Register.

“Holder Repurchase Date” has the meaning specified in Section 11.1(a).

“Holder Repurchase Price” has the meaning specified in Section 11.1(a).

“Holder Repurchase Right” has the meaning specified in Section 11.1(a).

“Indebtedness” means, with respect to any Person, and without duplication: (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of the Person in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof), other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services; (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers’ acceptances; (c) all obligations and liabilities (contingent or otherwise) in respect of leases of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person and all obligations and other liabilities (contingent or otherwise) under any lease or related document (including a purchase agreement) in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase such leased property; (d) all obligations of such Person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement; (e) all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (a) through (d); (f) any indebtedness or other obligations described in clauses (a) through (e) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person; and (g) all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (f).

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Initial Purchaser” means the Initial Purchaser of the Notes pursuant to the Purchase Agreement.

“Interest Payment Date” means each February 15 and August 15, beginning February 15, 2005.

“Liquidated Damages” has the meaning specified in Section 7(b) of the Registration Rights Agreement.

“Make Whole Premium” has the meaning specified in Section 11.1(c)(3).

“Make Whole Premium Table” has the meaning specified in Section 11.1(c)(3).

“Nasdaq National Market” means the National Association of Securities Dealers Automated Quotation National Market or any successor national securities exchange or automated over-the-counter trading market in the United States.

“Non-Electing Share” has the meaning specified in Section 12.11.

“Notes” has the meaning ascribed to it in the first paragraph under the caption “Recitals of the Company.”

“Notice of Optional Repurchase” has the meaning specified in Section 11.3(b).

“Officer” means the Chairman or Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, any Vice President, the Secretary or Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate from the Company, as the case may be, signed by its (a) Chairman, Vice Chairman, President, Chief Executive Officer, Chief Financial Officer or Vice President, and (b) Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel to the Company (and may include directors or employees of the Company), and which opinion is acceptable to the Trustee.

“Optional Redemption” has the meaning specified in Section 10.1(b).

“Optional Redemption Date,” when used with respect to any Note to be redeemed pursuant to Section 10.1, means the date fixed for an Optional Redemption by or pursuant to this Indenture.

“Optional Redemption Price” has the meaning specified in Section 10.1(b).

“Order” means a written request or order signed in the name of the Company by its Chairman of the Board of Directors, its President, its Chief Executive Officer, its Chief Financial Officer or any Vice President, and delivered to the Trustee.

“Participants” has the meaning specified in Section 2.15(a).

“Paying Agent” has the meaning specified in Section 2.3(a).

“Payment Blockage Period” has the meaning specified in Section 13.2(b).

“Payment Default” has the meaning specified in Section 4.1(d)(i).

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or any entity similar to any of the foregoing organized under the laws of other countries, or a governmental agency or political subdivision thereof.

“Physical Notes” has the meaning specified in Section 2.1(f).

“Place of Conversion” means any city in which any Conversion Agent is located.

“Place of Payment” means any city in which any Paying Agent is located.

“Placement Agent” means Thomas Weisel Partners LLC.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.7 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Purchase Agreement” means the Purchase Agreement, dated August 19, 2004, between the Company and the Placement Agent.

“Purchase Date” has the meaning specified in Section 11.3(a).

“Purchase Option” has the meaning specified in Section 11.3(a).

“Purchase Notice” has the meaning specified in Section 11.3(a).

“Purchase Price” has the meaning specified in Section 11.3(a).

“Purchased Shares” has the meaning specified in Section 12.4(f)(ii)(x).

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Record Date” means either a Regular Record Date or a Special Record Date, as the case may be, provided that, for purposes of Section 12.4, Record Date has the meaning specified in Section 12.4(g).

“Reference Period” has the meaning specified in Section 12.4(d).

“Register” has the meaning specified in Section 2.5.

“Registrar” has the meaning specified in Section 2.3.

“Registration Default” means an “Event of Default” as specified in Section 7(a) of the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement attached as EXHIBIT E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof, whereby the Company has granted registration rights to the Initial Purchaser and the Holders.

“Regular Record Date” for the interest payable on the Notes (including Liquidated Damages, if any) means the close of business on the February 1 or August 1 (whether or not a Business Day), as the case may be, preceding an Interest Payment Date.

“Responsible Officer,” when used with respect to the Trustee, means any vice president, assistant vice president, secretary, assistant secretary, the treasurer, any assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, in any case, such person having responsibilities for administering this trust.

“Restricted Security” means a Note (or Common Stock into which such Note has been converted) that constitutes a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on any Opinion of Counsel with respect to whether any Note (or Common Stock into which such Note has been converted) constitutes a Restricted Security.

“Restrictive Securities Legend” has the meaning specified in Section 2.17(a).

“Rule 144” means Rule 144 as promulgated under the Securities Act (including any successor rule thereof), as the same may be amended from time to time.

“Rule 144A” means Rule 144A as promulgated under the Securities Act (including any successor rule thereof), as the same may be amended from time to time.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Debt” means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amount accrued or due on or in connection with, Indebtedness of the Company, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), unless in the case of any particular Indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Notes or expressly provides that such Indebtedness is “pari passu” or “junior” to the Notes. Notwithstanding the foregoing, the term “Senior Debt” shall not include any Indebtedness of the Company to any Subsidiary, a majority of the voting stock of which is owned, directly or indirectly, by the Company. If any payment made to any holder of any Senior Debt with respect to such Senior Debt is rescinded or must otherwise be returned by such holder upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Senior Debt effective as of the date of such rescission or return.

“Senior Non-monetary Default” has the meaning specified in Section 13.2(b).

“Senior Payment Default” has the meaning specified in Section 13.2(a).

“Shelf Registration Statement” has the meaning specified in the Registration Rights Agreement.

“Significant Subsidiary” has the meaning specified in Rule 1-02(w) promulgated by the SEC.

“Special Record Date” has the meaning specified in Section 7.4.

“Stock Price” has the meaning specified in Section 11.1(c)(2).

“Stock Price Cap” has the meaning specified in Section 11.1(c)(3).

“Stock Price Threshold” has the meaning specified in Section 11.1(c)(3).

“Subsidiary” means a corporation more than 50% of the outstanding Voting Shares of which are owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

“Successor Company” has the meaning specified in Section 6.1.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa- 77bbbb), as in effect on the date of execution of this Indenture; provided, however, that if the TIA is amended after such date, “TIA” means, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended, or any successor statute.

“Trading Day” means:

(1) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or such other national security is open for business;

(2) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon; or

(3) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Transfer Agent” means any Person, which may be the Company, authorized by the Company to exchange or register the transfer of Notes, initially BNY Western Trust Company.

“Trigger Event” has the meaning specified in Section 12.4(d).

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Vice President” means any vice president of a corporation, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Shares” means with respect to any Person, Capital Shares of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Withdrawal Notice” has the meaning specified in Section 11.3(c).

SECTION 1.2 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Company and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rules have the meanings assigned to them by such definitions.

SECTION 1.3 RULES OF CONSTRUCTION.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular;

(2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with accounting principles generally accepted in the United States prevailing at the time of any relevant computation hereunder; and

(3) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE II.

THE NOTES

SECTION 2.1 FORM AND DATING.

(a) The Notes shall be known and designated as the “2.25% Convertible Senior Subordinated Notes due 2024” of the Company. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $70 million ($80 million if the over-allotment option set forth in Section 2.2 of the Purchase Agreement is exercised in full).

(b) The Notes shall mature on August 15, 2024.

(c) Interest shall accrue from August 24, 2004, at a rate of 2.25% per annum until the principal thereof is paid or made available for payment pursuant to the terms of this Indenture. Interest shall be payable semiannually in arrears on February 15 and August 15 in each year, commencing February 15, 2005.

Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed.

Except as provided in the next succeeding paragraph, a Holder of any Note shall not be entitled to receive any interest (including Liquidated Damages, if any) that has accrued on such Note if such Note is converted into Common Stock on any day other than an Interest Payment Date. By delivering to the Holder of any Note that is converted into Common Stock the number of shares issuable upon conversion, together with a cash payment, if any, in lieu of a fractional share, the Company shall be deemed to have satisfied its obligation with respect to such Note. Accordingly, accrued but unpaid interest shall be deemed to be paid in full rather than canceled, extinguished or forfeited.

If a Holder of any Note converts such Note after a Regular Record Date but prior to the corresponding Interest Payment Date, such Holder shall be entitled to receive on the Interest Payment Date interest accrued and paid on such Note, notwithstanding the conversion of such Note prior to such Interest Payment Date. However, at the time such Holder surrenders such Note for conversion, such Holder shall pay the Company an amount equal to the interest (including Liquidated Damages, if any) that will be paid on the Notes being converted on the Interest Payment Date. However, if the Company calls any Notes for redemption or a Holder exercises its Holder Repurchase Right or Purchase Option for a Note on a date that is after a Record Date for an interest payment but prior to the corresponding Interest Payment Date, and prior to such redemption or repurchase date a Holder of any Note chooses to convert such Note, such Holder shall not be required to pay the Company at the time such Holder surrenders such Note for conversion the amount of interest on such Note such Holder shall be entitled to receive on the date that has been fixed for redemption if such Holder’s conversion right would terminate because of the redemption or repurchase between the Regular Record Date and the close of business on the second Business Day following the next succeeding Interest Payment Date. Accrued but unpaid interest will be payable upon any conversion of Notes made concurrently with or after acceleration of the Notes following an Event of Default.

Principal of, and premium, if any, and interest on Global Notes shall be payable to the Depositary in immediately available funds.

Principal of, and premium, if any, and interest on Physical Notes shall be payable at the office or agency of the Company maintained for such purpose, initially the Corporate Trust Office of the Trustee. Interest on Physical Notes (other than at maturity) will be payable by (i) U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Holder, or (ii) upon application to the Registrar not later than the relevant Record Date by a Holder, of an aggregate principal amount in excess of $5,000,000, wire transfer in immediately available funds.

(d) The Notes and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication.

(e) The Notes are being offered and sold in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more Global Notes, substantially in the form set forth in Exhibit A (the “Global Note”), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided and bearing the legends set forth in Exhibits B-1, B-2 and B-3. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided; provided, however, that in no event shall the aggregate principal amount of the Global Note or Notes exceed $70,000,000, or $80,000,000 if the Placement Agent elects to place additional Notes pursuant to the over-allotment option provided for in Section 2.2 of the Purchase Agreement.

(f) Notes issued in exchange for interests in a Global Note pursuant to Section 2.15 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the “Physical Notes”) and, if applicable, bearing any legends required by Section 2.17.

SECTION 2.2 EXECUTION AND AUTHENTICATION.

(a) One Officer shall sign the Notes for the Company by manual or facsimile signature.

(b) If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

(c) A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(d) Upon an Order signed by one Officer, the Trustee shall authenticate Notes for original issue in the aggregate principal amount of $70,000,000 and such additional principal amount, if any, as shall be determined pursuant to the next sentence of this Section 2.2(d). Upon receipt by the Trustee of an Officers’ Certificate stating that the Placement Agent has elected to place a specified principal amount of additional Notes, not to exceed $10,000,000, pursuant to Section 2.2 of the Purchase Agreement, the Trustee shall authenticate and deliver such specified principal amount of such additional Notes to or upon the Order signed as provided in the immediately preceding sentence. Such Officers’ Certificate must be received by the Trustee not later than the proposed date for delivery of such additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $80,000,000 except as provided in Section 2.7.

(e) Upon an Order signed by two Officers, the Trustee shall authenticate Notes not bearing the Restrictive Securities Legend to be issued to the transferee when sold pursuant to an effective registration statement under the Securities Act as set forth in Section 2.16(c).

(f) The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Agent. An authenticating agent has the same rights as an Agent to deal with the Company and its Affiliates.

(g) The Notes shall be issuable only in registered form without interest coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

SECTION 2.3 REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

(a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Notes may be presented for payment (“Paying Agent”) and an office or agency where Notes may be presented for conversion (“Conversion Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint or change one or more co-registrars, one or more additional paying agents and one or more additional conversion agents without notice and may act in any such capacity on its own behalf. The term “Registrar” includes any co-registrar; the term “Paying Agent” includes any additional paying agent; and the term “Conversion Agent” includes any additional conversion agent.

(b) The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent.

(c) The Company initially appoints the Trustee as Paying Agent, Registrar and Conversion Agent.

SECTION 2.4 PAYING AGENT TO HOLD MONEY IN TRUST.

Subject to Section 13.2, each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all moneys held by the Paying Agent for the payment of the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

SECTION 2.5 HOLDER LISTS.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders (the “Register”). If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing the Register.

SECTION 2.6 TRANSFER AND EXCHANGE.

(a) Subject to Sections 2.15 and 2.16, where Notes are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Notes at the Registrar’s request. The Company or the Trustee, as the case may be, shall not be required (i) to issue, authenticate, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Notes selected for redemption under Article X and ending at the close of business on the day of such mailing or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part.

(b) No service charge shall be made for any transfer, exchange or conversion of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer, exchange or conversion of Notes, other than exchanges pursuant to Sections 2.10, 10.7, 11.1 or 12.2 not involving any transfer.

SECTION 2.7 REPLACEMENT NOTES.

(a) If the Holder claims that the Note has been mutilated, lost, destroyed or stolen, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee’s requirements are met and, in the case of a mutilated Note, such mutilated Note is surrendered to the Trustee. In the case of lost, destroyed or stolen Notes, if required by the Trustee, an indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to replacing a Note and any other reasonable expenses (including the reasonable fees and expenses of the Trustee) in connection therewith.

(b) In case any such mutilated, lost, destroyed or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note when due.

(c) Every replacement Note is an additional obligation of the Company only as provided in Section 2.8.

SECTION 2.8 OUTSTANDING NOTES.

(a) Notes outstanding at any time are all the Notes authenticated by the Trustee except for those converted, those cancelled by it, those delivered to it for cancellation and those described in this Section 2.8(a) as not outstanding. Except to the extent provided in Section 2.9, a Note does not cease to be outstanding because the Company or one of its Subsidiaries or its Affiliates holds the Note.

(b) If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Note is held by a protected purchaser, as that term is defined in the New York Uniform Commercial Code.

(c) If the Paying Agent (other than the Company or any Affiliate of the Company) holds on a maturity date money sufficient to pay Notes payable on that date (or, if the Company acts as Paying Agent, if the Company has segregated and holds such money in trust in accordance with Section 2.4), then on and after that date, such Notes shall be deemed to be no longer outstanding and interest on them shall cease to accrue, and such Notes shall be deemed paid whether or not the Notes are delivered to the Paying Agent. Thereafter, all other rights of the Holders of such Notes shall terminate with respect to such Notes, other than the right to receive the principal amount.

(d) If a Note is converted in accordance with Article XII, then from and after the time of conversion on the conversion date, such Note will cease to be outstanding, and interest, if any, will cease to accrue on such Note.

SECTION 2.9 NOTES HELD BY THE COMPANY OR AN AFFILIATE.

In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Subsidiaries or an Affiliate of the Company shall be considered as though not outstanding, except that for the purposes of determining whether a Responsible Officer of the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded.

SECTION 2.10 TEMPORARY NOTES.

Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

SECTION 2.11 CANCELLATION.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange, payment or conversion. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment, conversion or cancellation in accordance with its customary procedures. The Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article XII.

SECTION 2.12 DEFAULTED INTEREST.

If and to the extent the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest payable on the defaulted interest at the rate provided in the Notes (the “Defaulted Interest”). The Company may pay the Defaulted Interest to the Persons who are Holders on a subsequent special record date fixed by the Company (a “Defaulted Interest Special Record Date”). The Company shall fix such Defaulted Interest Special Record Date and payment date. At least 15 days before the Defaulted Interest Special Record Date, the Company shall mail to Holders a notice that states the Defaulted Interest Special Record Date, payment date and amount of interest to be paid.

SECTION 2.13 CUSIP NUMBERS.

The Company in issuing the Notes may use one or more “CUSIP” numbers, and if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

SECTION 2.14 DEPOSIT OF MONEYS.

Prior to 11:00 A.M., New York City time, on each Interest Payment Date and maturity date, the Company shall have deposited with a Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date and maturity date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, and maturity date, as the case may be.

SECTION 2.15 BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES.

(a) The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.17.

Members of, or participants in, the Depositary (“Participants”) shall have no rights under this Indenture with respect to any Global Notes held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Notes, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Notes.

(b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for any Global Note and a successor Depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Physical Notes.

(c) In connection with the transfer of a Global Note in its entirety to beneficial owners pursuant to Section 2.15(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

(d) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to Section 2.15(b) shall, except as otherwise provided by Section 2.16, bear the Restrictive Securities Legend.

(e) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.16 SPECIAL TRANSFER PROVISIONS.

(a) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to a QIB:

(i) the Registrar shall register the transfer of any Restricted Security, whether or not such Note bears the Restrictive Securities Legend, if (x) the requested transfer is after the second anniversary of the issue date for the Notes, so long as neither the Company nor any of its Affiliates has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the issue date for the Notes, or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii) if the proposed transferor is a Participant seeking to transfer an interest in one Global Note to a transferee who will hold such interest in another Global Note, upon receipt by the Registrar of (x) written instructions given in accordance with the Depositary’s and the Registrar’s procedures and (y) the appropriate certificates and other documents, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the aggregate principal amount of the Global Note through which the transferor held such interest in an amount equal to the aggregate principal amount of the Notes to be transferred and (B) an increase in the aggregate principal amount of the Global Note through which the transferee proposes to hold such interest, in an amount equal to the aggregate principal amount of the Notes to be transferred.

(b) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL NOTES. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(c) RESTRICTIVE SECURITIES LEGEND. Upon the transfer, exchange or replacement of Notes not bearing the Restrictive Securities Legend, the Registrar or co-Registrar shall deliver Notes that do not bear the Restrictive Securities Legend. Upon the transfer, exchange or replacement of Notes bearing the Restrictive Securities Legend, the Registrar or co-Registrar shall deliver only Notes that bear the Restrictive Securities Legend unless (i) the requested transfer is after the second anniversary of the issue date for the Notes, so long as neither the Company nor any of its Affiliates has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the issue date for the Notes, (ii) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Holder selling such Notes has delivered to the Registrar or co-Registrar a notice in the form of Exhibit C hereto. Upon the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Company shall deliver to the Trustee a notice of effectiveness, a Note or Notes, an authentication order in accordance with Section 2.2 and an opinion of counsel in the form of Exhibit D hereto and, if required by the Depositary, the Company shall deliver to the Depositary a letter of representations in a form reasonably acceptable to the Depositary.

(d) GENERAL. By its acceptance of any Note bearing the Restrictive Securities Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Restrictive Securities Legend and agrees that it will transfer such Note only as provided in this Indenture.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(e) TRANSFERS OF NOTES HELD BY AFFILIATES. Any certificate (i) evidencing a Note that has been transferred to an Affiliate of the Company within two years after the issue date for the Notes, as evidenced by a notation on the Assignment Form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Note that has been acquired from an Affiliate of the Company (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until two years after the last date on which the Company or any Affiliate of the Company was an owner of such Note, in each case, bear the Restrictive Securities Legend, unless otherwise agreed by the Company (with written notice thereof to the Trustee).

SECTION 2.17 RESTRICTIVE SECURITIES LEGENDS.

(a) Each Global Note and Physical Note that constitutes a Restricted Security shall bear the legend (the “Restrictive Securities Legend”) as set forth in Exhibit B-1 on the face thereof until after the second anniversary of the later of (i) the issue date for the Notes, and (ii) the last date on which the Company or any Affiliate of the Company was the owner of such Note (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed between the Company and the Holder thereof).

(b) Each Share of Common Stock that constitutes a Restricted Security shall bear the Restrictive Securities Legend as set forth in Exhibit B-2 on the reverse thereof until after the second anniversary of the later of (i) the issue date for the Share of Common Stock, and (ii) the last date on which the Company or any Affiliate of the Company was the owner of such Share of Common Stock (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed between the Company and the Holder thereof).

Each Global Note shall also bear the legend as set forth in Exhibit B-3.

ARTICLE III.

SATISFACTION AND DISCHARGE

SECTION 3.1 SATISFACTION AND DISCHARGE OF INDENTURE.

When:

(1) the Company delivers to the Trustee for cancellation all Notes previously authenticated (other than any Notes which have been destroyed, lost or stolen and in lieu of, or in substitution for which, other Notes shall have been authenticated and delivered) and not previously canceled, or

(2) the Company deposits with the Trustee, within one year before the Notes have become due and payable, whether at stated maturity or any other redemption date, or within one year of the Notes being scheduled for conversion or otherwise, cash or Common Stock, pursuant to Article XII, sufficient to pay all of the outstanding Notes and all other sums payable by the Company under this Indenture, and if, in the case of either clause (1), or (2), the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect, except as to:

(i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (ii) rights hereunder of Holders to receive payments of principal of and premium, if any, and interest (including Liquidated Damages, if any) on, the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee, and

(ii) the rights, obligations and immunities of the Trustee hereunder, and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel (each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; provided, however, the Company shall reimburse the Trustee for all amounts due the Trustee under Section 4.8 and Section 5.7 and for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

SECTION 3.2 DEPOSITED MONIES TO BE HELD IN TRUST.

Subject to Section 3.3, all monies deposited with the Trustee pursuant to Section 3.1 shall be held in trust and applied by it to the payment, notwithstanding the provisions of Article XII, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest (including Liquidated Damages, if any). All monies deposited with the Trustee pursuant to Section 3.1 (and held by it or any Paying Agent) for the payment of Notes subsequently converted shall be returned to the Company upon request of the Company.

SECTION 3.3 RETURN OF UNCLAIMED MONIES.

Anything contained herein to the contrary notwithstanding, and subject to any applicable law, any money held by the Trustee in trust for the payment and discharge of the principal, interest (including Liquidated Damages, if any) or premium, if any, on any of the Notes which remains unclaimed for two years after the date when each payment of such principal, interest and premium has become payable shall be repaid within sixty days of such date by the Trustee to the Company as its absolute property free from trust, and the Trustee shall thereupon be released and discharged with respect thereto and the Holders shall look only to the Company for the payment of the principal, interest (including Liquidated Damages, if any) and premium, if any, on such Notes. The Company may cause, or, if requested by the Company, the Trustee shall cause notice of such payment to the Company to be mailed to each Holder entitled thereto prior to such payment. The Trustee shall not be liable to the Company or any Holder for interest on funds held by it for the payment and discharge of the principal, interest (including Liquidated Damages, if any) or premium, if any, on of any of the Notes to any Holder. The Company shall not be liable for any interest on the sums paid to it pursuant to this paragraph and shall not be regarded as a trustee of such money.

ARTICLE IV.

DEFAULTS AND REMEDIES

SECTION 4.1 EVENTS OF DEFAULT.

An “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of principal of, or premium, if any, or make whole premium, if applicable, on any Note at its stated maturity, upon redemption or exercise of the Holder Repurchase Right or the Purchase Option or otherwise;

(b) default in the payment of interest or Liquidated Damages, if any, on any Note when due and payable and continuance of such default for a period of 30 days;

(c) default in the performance or breach of any term, covenant or agreement of the Company in this Indenture or under the Notes and continuance of such default or breach for a period of 60 consecutive days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(d) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of the Company’s Subsidiaries, whether such Indebtedness now exists or shall be created hereafter, which default (i) is caused by a failure to pay principal of such Indebtedness by the end of the applicable grace period, if any, unless such Indebtedness is discharged (a “Payment Default”) or (ii) results in the acceleration of such Indebtedness, unless such acceleration is waived, cured, rescinded or annulled, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is then existing a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more;

(e) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any of the Company’s Significant Subsidiaries in an involuntary case under any applicable bankruptcy or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of the Company’s Significant Subsidiaries or (C) the winding up or liquidation of the affairs of the Company or any of the Company’s Significant Subsidiaries and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

(f) the Company or any of the Company’s Significant Subsidiaries (A) commences a voluntary case under any applicable bankruptcy or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of the Company’s Significant Subsidiaries or for all or substantially all of the property and assets of the Company or any of the Company’s Significant Subsidiaries or (C) effects any general assignment for the benefit of creditors; or

(g) failure by the Company to provide the notice required under this Indenture upon a Change of Control.

SECTION 4.2 ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

(a) If an Event of Default with respect to outstanding Notes (other than an Event of Default with respect to the Company specified in Section 4.1(e) or 4.1(f) hereof) occurs and is continuing and has not been cured or waived in accordance with this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes, by written notice to the Company specifying such Event of Default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder, may declare due and payable 100% of the principal amount of all outstanding Notes plus any accrued and unpaid interest to the date of payment. Upon a declaration of acceleration, such principal and accrued and unpaid interest to the date of payment shall be immediately due and payable.

(b) If an Event of Default with respect to the Company specified in Section 4.1(e) or 4.1(f) hereof occurs, all unpaid principal and accrued and unpaid interest (including Liquidated Damages, if any) on the outstanding Notes shall become and be immediately due and payable, without any declaration or other act on the part of the Trustee or any Holder.

(c) The Holders, either (a) through the written consent of not less than a majority in aggregate principal amount of the outstanding Notes, or (b) by the adoption of a resolution by Holders of a majority in aggregate principal amount of the outstanding Notes represented at a meeting of Holders at which a quorum (as prescribed in Section 8.4) is present, may rescind and annul an acceleration and its consequences if:

(1) all existing Events of Default, other than the nonpayment of principal of or interest (including Liquidated Damages, if any) on the Notes which have become due solely because of the acceleration, have been remedied, cured or waived, and

(2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

provided, however, that in the event of a declaration of acceleration in respect of the Notes because of an Event of Default specified in Section 4.1(d) shall have occurred and be continuing, such declaration of acceleration shall be automatically rescinded and annulled if the indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have waived, cured, rescinded or annulled their declaration of acceleration in respect of such indebtedness, and written notice of such discharge or waiver, cure, rescission or annulment as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Notes and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

SECTION 4.3 OTHER REMEDIES.

If an Event of Default occurs and is continuing, the Trustee may, in its discretion, pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes.

The Trustee may maintain a proceeding in which it may prosecute and enforce all rights of action and claims under this Indenture or the Notes, even if it does not possess any of the Notes or does not produce any of them in the proceeding.

SECTION 4.4 WAIVER OF PAST DEFAULTS.

The Holders, either (a) through the written consent of not less than a majority in aggregate principal amount of the outstanding Notes, or (b) by the adoption of a resolution, at a meeting of Holders of the outstanding Notes at which a quorum (as prescribed in Section 8.4) is present, by the Holders of at least a majority in aggregate principal amount of the outstanding Notes represented at such meeting, may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default, except a Default or Event of Default:

(1) in the payment of the principal of or premium, if any, or interest (including Liquidated Damages, if any) on any Note; provided, however, that subject to Section 4.7, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration); and

(2) in respect of a covenant or provision hereof which, under Section 7.2, including Section 7.2(g), cannot be modified or amended without the consent of the Holders of each outstanding Note affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; provided, however, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 4.5 CONTROL BY MAJORITY.

The Holders of a majority in aggregate principal amount of the outstanding Notes (or such lesser amount as shall have acted at a meeting pursuant to the provisions of this Indenture) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that:

(1) conflicts with any law or with this Indenture;

(2) the Trustee determines may be unduly prejudicial to the rights of the Holders not joining therein; or

(3) may expose the Trustee to personal liability.

The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 4.6 LIMITATION ON SUIT.

No Holder shall have any right to pursue any remedy with respect to this Indenture or the Notes (including, instituting any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee) unless:

(1) such Holder has previously given written notice to the Trustee of an Event of Default that is continuing;

(2) the Holder of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request to the Trustee to pursue the remedy;

(3) such Holder or Holders have offered to the Trustee indemnity satisfactory to it against any costs, expenses and liabilities incurred in complying with such request;

(4) the Trustee has failed to comply with the request for 60 days after its receipt of such notice, request and offer of indemnity; and

(5) during such 60-day period, no direction inconsistent with such written request has been given to the Trustee by the Holders of a majority in aggregate principal amount of the outstanding Notes (or such amount as shall have acted at a meeting pursuant to the provisions of this Indenture);

provided, however, that no one or more of such Holders may use this Indenture to prejudice the rights of another Holder (including conversion rights) or to obtain preference or priority over another Holder.

SECTION 4.7 UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PAYMENT.

Notwithstanding any other provision in this Indenture, the Holder of a Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest (including Liquidated Damages, if any) on such Note on the stated maturity expressed in such Note, and in the case of the exercise of a Holder Repurchase Right or a Purchase Option, on the Holder Repurchase Date or the Purchase Date, as applicable, and to bring suit for the enforcement of any such payment on or after such respective dates, and such right shall not be impaired or affected without the consent of such Holder.

SECTION 4.8 COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY THE TRUSTEE.

The Company covenants that if:

(1) a default is made in the payment of any interest (including Liquidated Damages, if any) on any Note when such interest (including Liquidated Damages, if any) becomes due and payable and such default continues for a period of 30 days, or

(2) a default is made in the payment of the principal of or premium, if any, on any Note at the maturity thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable (as expressed therein or as a result of any acceleration effected pursuant to Section 4.2) on such Notes for principal and premium, if any, and interest (including Liquidated Damages, if any) and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium, if any, and on any overdue interest (including Liquidated Damages, if any), calculated using the interest rate for the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 4.9 TRUSTEE MAY FILE PROOFS OF CLAIM.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or the property of the Company or its creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest (including Liquidated Damages, if any)) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1) to file and prove a claim for the whole amount of principal and premium, if any, and interest (including Liquidated Damages, if any) owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(2) to collect and receive any moneys or other property payable or deliverable on any such claim and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 4.8.

Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept, or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 4.10 RESTORATION OF RIGHTS AND REMEDIES.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 4.11 RIGHTS AND REMEDIES CUMULATIVE.

No right or remedy conferred in this Indenture upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 4.12 DELAY OR OMISSION NOT WAIVER.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article IV or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 4.13 APPLICATION OF MONEY COLLECTED.

Subject to Article XI, any money collected by the Trustee pursuant to this Article IV shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest (including Liquidated Damages, if any), upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee;

SECOND: To the payment of the amounts then due and unpaid for principal of and premium, if any, and interest (including Liquidated Damages, if any) on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and premium, if any, and interest (including Liquidated Damages, if any), respectively; and

THIRD: Any remaining amounts shall be repaid to the Company.

SECTION 4.14 UNDERTAKING FOR COSTS.

All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Notes, or to any suit instituted by any Holder of any Note for the enforcement of the payment of the principal of or premium, if any, or interest (including Liquidated Damages, if any) on any Note on or after the stated maturity expressed in such Note or for the enforcement of the right to convert any Note in accordance with Article XII.

SECTION 4.15 WAIVER OF STAY OR EXTENSION LAWS.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE V.

THE TRUSTEE

SECTION 5.1 DUTIES OF TRUSTEE.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith, willful misconduct or negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(ii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 4.5.

(d) Every provision of this Indenture that in any way relates to the Trustee in any of its roles hereunder is subject to the provisions of this Section 5.1.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 5.2 RIGHTS OF TRUSTEE.

(a) Subject to Section 5.1, the Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document; if, however, the Trustee shall determine to make such further inquiry or investigation, it shall be entitled during normal business hours to examine the relevant books, records and premises of the Company, personally or by agent or attorney upon reasonable prior notice.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution.

(d) The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(e) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(f) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture.

(g) Except with respect to Section 5.1, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article IX. In addition, the Trustee shall not be deemed to have knowledge of a Default or an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 4.1(a) and 4.1(b) or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification or obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Article IX (other than Sections 9.4 and 9.7) is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(h) The Trustee shall be under no obligation to exercise any of the rights or powers vested by this Indenture at the request or direction of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including as Transfer Agent, Paying Agent, Registrar, Conversion Agent, Calculation Agent and co-registrar, and its directors, officers, employees and each agent, custodian and other Person employed to act hereunder.

(j) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder or in the exercise of any of its rights or powers.

(l) No permissive power, right or remedy conferred upon the Trustee hereunder shall be construed to impose a duty to exercise such power, right or remedy.

(m) The Trustee shall have no duty to monitor or inquire as to the performance of the Company or Holders with respect to the Registration Rights Agreement. The Trustee shall not be deemed to have knowledge of a Registration Default unless a Responsible Officer shall have received written notification of such event.

SECTION 5.3 INDIVIDUAL RIGHTS OF TRUSTEE.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 5.10 and 5.11.

SECTION 5.4 TRUSTEE’S DISCLAIMER.

The Trustee makes no representation as to the validity, priority or adequacy of this Indenture or the Notes; it shall not be accountable for the Company’s use of the proceeds from the Notes; and it shall not be responsible for any statement in the Notes other than its certificate of authentication.

SECTION 5.5 NOTICE OF DEFAULTS.

If a Default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of this Indenture, the Trustee shall mail to each Holder a notice of the Default or Event of Default within 90 days after it occurs unless such Default or Event of Default has been cured or waived. Except in the case of a Default or Event of Default in payment of any amounts due with respect to any Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the best interests of Holders.

SECTION 5.6 REPORTS BY TRUSTEE TO HOLDERS.

(a) Within 60 days after each August 15, beginning with August 15, 2005, the Trustee shall mail to each Holder if required by TIA Section 313(a) a brief report dated as of such August 15 that complies with TIA Section 313(c). In such event, the Trustee also shall comply with TIA Section 313(b) and Section 313(d).

(b) A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed by the Trustee with the SEC and each stock exchange, if any, on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 5.7 COMPENSATION AND INDEMNITY.

(a) The Company shall pay to the Trustee from time to time such compensation for its services as shall be agreed upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee’s agents and counsel.

(b) The Company shall indemnify the Trustee against any and all loss, liability, damage, claim or expense (including the reasonable fees and expenses of counsel and taxes other than those based upon the income of the Trustee) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers and duties hereunder. The Company need not pay for any settlement made without its consent. The Trustee shall notify the Company promptly of any claim for which it may seek indemnification. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s negligence or willful misconduct.

(c) To secure the Company’s payment obligations in this Section 5.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay amounts due on particular Notes.

(d) The Company’s indemnity obligations with respect to the Trustee provided for in this Section 5.7 shall survive any resignation or removal of the Trustee.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 4.1(e) or Section 4.1(f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 5.8 REPLACEMENT OF TRUSTEE.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 5.8.

(b) The Trustee may resign by so notifying the Company in writing 30 Business Days prior to such resignation. The Holders of a majority in aggregate principal amount of the Notes then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company’s consent. The Company may remove the Trustee if:

(i) the Trustee fails to comply with Section 5.10;

(ii) the Trustee is adjudged a bankrupt or an insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

(d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee fails to comply with Section 5.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 5.7.

SECTION 5.9 SUCCESSOR TRUSTEE BY MERGER, ETC.

If the Trustee consolidates with, merges or converts into, or transfers by sale or otherwise all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, if such successor corporation is otherwise eligible hereunder.

SECTION 5.10 ELIGIBILITY; DISQUALIFICATION.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

SECTION 5.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER AND THE COMPANY.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

ARTICLE VI.

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 6.1 ISSUER OR COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (in one transaction or a series of related transactions) to any Person unless:

(1) either (A) the Company shall be the resulting, surviving or transferee Person (the “Successor Company”), or (B) the Successor Company (if other than the Company) (i) shall be a Person organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, and (ii) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the Company’s obligations for the due and punctual payment of the principal of (and premium and Liquidated Damages, if any) and interest on all Notes and the performance and observance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Section 12.11;

(2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(3) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article VI and that all conditions precedent provided for herein relating to such transaction have been complied with.

SECTION 6.2 SUCCESSOR CORPORATION SUBSTITUTED.

Upon any consolidation of the Company with or merger of the Company with or into any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to any Person in accordance with Section 6.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean the Person named as the “Company,” in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 6.1), except in the case of a lease to another Person, shall be discharged of all obligations and covenants under this Indenture and the Notes.

ARTICLE VII.

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 7.1 WITHOUT CONSENT OF HOLDERS.

Without the consent of any Holders, the Company, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may amend this Indenture and the Notes to:

(a) add to the covenants of the Company for the benefit of the Holders;

(b) surrender any right or power herein conferred upon the Company;

(c) make provision with respect to the conversion rights of Holders pursuant to Section 12.11;

(d) provide for the assumption of the Company’s obligations to the Holders in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article VI;

(e) reduce the Conversion Price; provided that such reduction in the Conversion Price shall not adversely affect the interest of the Holders;

(f) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(g) make any changes or modifications to this Indenture necessary in connection with the registration of any Notes and the Common Stock to be delivered upon conversion of any Notes under the Securities Act as contemplated in the Registration Rights Agreement, provided that such action pursuant to this clause (g) does not, in the good faith opinion of the Board of Directors, adversely affect the interests of the Holders in any material respect;

(h) cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under this Indenture which the Company and the Trustee may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture, provided, that such action pursuant to this clause (h) does not, in the good faith opinion of the Board of Directors, adversely affect the interests of the Holders in any material respect;

(i) add or modify any other provisions with respect to matters or questions arising under this Indenture which the Company and the Trustee may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture, provided, that such action pursuant to this clause (i) does not adversely affect the interests of the Holders; or

(j) comply with the procedures of the Depositary.

SECTION 7.2 WITH CONSENT OF HOLDERS.

Except as provided below in this Section 7.2, this Indenture or the Notes may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of this Indenture or the Notes may be waived, in each case (i) with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes or (ii) by the adoption of a resolution, at a meeting of Holders of the outstanding Notes at which a quorum (as prescribed in Section 8.4) is present, by the Holders of a majority in aggregate principal amount of the outstanding Notes represented at such meeting.

Without the written consent or the affirmative vote of each Holder so affected, an amendment, modification or waiver under this Section 7.2 may not:

(a) change the maturity of the principal of, or any installment of interest (including Liquidated Damages, if any) on, any Note;

(b) reduce the principal amount of, or premium, if any, or interest on (including Liquidated Damages or any payment of liquidated damages, if any) on any Note;

(c) change the currency of payment of principal of, premium, if any, or interest (including Liquidated Damages, if any) on any Note;

(d) impair the right of any Holder to institute suit for the enforcement of any payment in or with respect to any Note;

(e) modify the obligations of the Company to maintain an office or agency in The City of New York pursuant to Section 9.2;

(f) amend the Holder Repurchase Right after the occurrence of a Change of Control, the Holder Repurchase Right, the Purchase Option or the right to convert any Note in a manner adverse to the Holders; provided, however, that the execution of a supplemental indenture solely to permit a Successor Company to assume the Company’s obligations under the Notes shall not be deemed to be adverse to the Holders;

(g) modify the redemption payment provisions of this Indenture in a manner adverse to the Holders;

(h) reduce the percentage of aggregate principal amount of Notes outstanding necessary to waive a default or amend or modify this Indenture, except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby; or

(i) reduce the requirements of Section 8.4 for quorum or voting, or reduce the percentage of aggregate principal amount of the outstanding Notes the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver provided for in this Indenture.

It shall not be necessary for any Act of Holders under this Section 7.2 to approve the particular form of any proposal supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 7.3 COMPLIANCE WITH TRUST INDENTURE ACT.

Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 7.4 REVOCATION OF CONSENTS AND EFFECT OF CONSENTS OR VOTES.

Until an amendment, supplement or waiver becomes effective, a written consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note; provided, however, that unless a record date shall have been established, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.

An amendment, supplement or waiver becomes effective on receipt by the Trustee of written consents from or affirmative votes by, as the case may be, the Holders of the requisite percentage of aggregate principal amount of the outstanding Notes, and thereafter shall bind every Holder of Notes; provided, however, if the amendment, supplement or waiver makes a change described in any of the clauses (a) through (i) of Section 7.2, the amendment, supplement or waiver shall bind only each Holder of a Note which has consented to it or voted for it, as the case may be, and every subsequent Holder of a Note or portion of a Note that evidences the same indebtedness as the Note of the consenting or affirmatively voting, as the case may be, Holder.

The Company may, but shall not be obligated to, fix a special record date (a “Special Record Date”) for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which Special Record Date shall be not more than 30 days prior to the first solicitation of such consent. If a Special Record Date is fixed, then notwithstanding the proviso in the first paragraph of this Section 7.4, those Persons who were Holders at such Special Record Date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such Special Record Date. No such consent shall be valid or effective for more than 90 days after such Special Record Date unless consents from Holders of the requisite percentage in principal amount of outstanding Notes required hereunder for the effectiveness of such consents shall have also been given and not revoked within such 90 day period.

SECTION 7.5 NOTATION ON OR EXCHANGE OF NOTES.

If an amendment, supplement or waiver changes the terms of a Note:

(a) the Trustee may require the Holder of such Note to deliver such Note to the Trustee, the Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated; or

(b) if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 7.6 TRUSTEE TO SIGN AMENDMENT, ETC.

The Trustee shall sign any amendment authorized pursuant to this Article VII if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If the amendment does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may but need not sign it. In signing or refusing to sign such amendment, the Trustee shall be entitled to receive and shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that such amendment is authorized or permitted by this Indenture.

ARTICLE VIII.

MEETING OF HOLDERS

SECTION 8.1 PURPOSES FOR WHICH MEETINGS MAY BE CALLED.

A meeting of Holders may be called at any time and from time to time pursuant to this Article VIII to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders.

SECTION 8.2 CALL NOTICE AND PLACE OF MEETINGS.

(a) The Trustee may at any time call a meeting of Holders for any purpose specified in Section 8.1 hereof, to be held at such time and at such place in The City of New York or The City of Los Angeles as the Trustee may determine. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 14.2, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the outstanding Notes shall have requested the Trustee to call a meeting of the Holders for any purpose specified in Section 8.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders in the amount specified, as the case may be, may determine the time and the place in The City of New York or The City of Los Angeles for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (a) of this Section 8.2.

SECTION 8.3 PERSONS ENTITLED TO VOTE AT MEETINGS.

To be entitled to vote at any meeting of Holders, a Person shall be (a) a Holder of one or more outstanding Notes, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more outstanding Notes by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 8.4 QUORUM; ACTION.

The Persons entitled to vote a majority in principal amount of the outstanding Notes shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 8.2(a), except that such notice need be given only once and not less than five days prior to the date on which the meeting is scheduled to be reconvened.

At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by the proviso to Section 7.2) shall be effectively passed and decided if passed or decided by the Persons entitled to vote not less than a majority in principal amount of outstanding Notes represented and voting at such meeting.

Any resolution passed or decisions taken at any meeting of Holders duly held in accordance with this Section shall be binding on all the Holders, whether or not present or represented at the meeting.

SECTION 8.5 DETERMINATION OF VOTING RIGHTS; CONDUCT AND ADJOURNMENT OF MEETINGS.

(a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 8.3 and the appointment of any proxy shall be proved in the manner specified in Section 8.3. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 8.3 or other proof.

(b) The Trustee shall, by an instrument in writing, appoint a temporary chairman (which may be the Trustee) of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 8.2(b), in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the outstanding Notes represented at the meeting.

(c) At any meeting each Holder of a Note or proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Note or proxy.

(d) Any meeting of Holders duly called pursuant to Section 8.2 at which a quorum (as prescribed in Section 8.4) is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the outstanding Notes represented at the meeting, and the meeting may be held as so adjourned without further notice.

SECTION 8.6 COUNTING VOTES AND RECORDING ACTION OF MEETINGS.

The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the outstanding Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 8.2 and, if applicable, Section 8.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE IX.

COVENANTS

SECTION 9.1 PAYMENT OF NOTES.

(a) The Company shall pay all amounts due with respect to the Notes on the dates and in the manner provided in this Indenture and the Notes. All such amounts shall be considered paid on the date due if the Paying Agent holds (or, if the Company is acting as Paying Agent, if the Company has segregated and holds in trust in accordance with Section 2.4) on that date money sufficient to pay the amount then due with respect to the Notes.

(b) The Company shall pay interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Notes.

SECTION 9.2 MAINTENANCE OF OFFICE OR AGENCY.

(a) The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) where Notes may be surrendered for registration of transfer or exchange or conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Company hereby designates the office of the Trustee at 700 S. Flower Street, Suite 500, Los Angeles, California 90017, Attention: Corporate Trust Department, as an agency of the Company in accordance with Section 2.3.

SECTION 9.3 REPORTS.

(a) The Company shall, upon request, provide to any Holder or beneficial owner of Notes or prospective purchaser of Notes that so requests the information required to be delivered pursuant to Rule 144A(d)(4) until such time as the Notes and the underlying Common Stock have been registered by the Company for resale under the Securities Act pursuant to the Registration Rights Agreement. In addition, the Company will furnish such Rule 144A(d)(4) information if, at any time while the Notes or the Common Stock issuable upon conversion of the Notes are restricted securities within the meaning of the Securities Act, the Company is not subject to the informational requirements of the Exchange Act.

(b) The Company will comply with the provisions of TIA Section 314(a).

(c) The Company (at its own expense) will deliver to the Trustee within 15 days after the filing of the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other financial reports, if any, which the Company may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or which the Company furnishes to its shareholders. If the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to provide the Trustee with such quarterly and annual reports and other financial reports, if any, which the Company furnishes to its shareholders. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on the Officers’ Certificate).

SECTION 9.4 COMPLIANCE CERTIFICATE.

The Company shall deliver to the Trustee within 120 days after the end of each fiscal year (beginning with the fiscal year ending on December 31, 2004) of the Company an Officers’ Certificate stating whether or not the signers know of any Default or Event of Default by the Company in performing any of its obligations under this Indenture or the Notes. If they do know of any such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status.

SECTION 9.5 STAY, EXTENSION AND USURY LAWS.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 9.6 CORPORATE EXISTENCE.

Subject to Article VI, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries in accordance with the respective organizational documents of each Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any Subsidiary, if in the judgment of its Board of Directors (i) such preservation or existence is not material to the conduct of business of the Company, and (ii) the loss of such right, license or franchise or the dissolution of such Subsidiary does not have a material adverse impact on the Holders.

SECTION 9.7 NOTICE OF DEFAULT.

If any Default or Event of Default shall occur, the Company will give prompt written notice of such Default or Event of Default to the Trustee.

ARTICLE X.

REDEMPTION OF NOTES

SECTION 10.1 OPTIONAL REDEMPTION.

(a) The Company shall not redeem the Notes at any time prior to August 15, 2009.

(b) On or after August 15, 2009, the Company may, at its option, redeem the Notes in whole at any time or in part from time to time (an “Optional Redemption”), on any date prior to maturity, upon notice as set forth in Section 10.4(b) at 100% of the principal amount of such Notes (the “Optional Redemption Price”).

(c) The Company shall pay any interest on the Notes called for redemption pursuant to this Section 10.1 (including those Notes which are converted into Common Stock after the date the notice of the redemption is mailed and prior to the Optional Redemption Date) accrued but not paid to, but excluding, the Optional Redemption Date. Such interest shall be paid to the Holder entitled to the Optional Redemption Price; provided that if the Optional Redemption Date is an Interest Payment Date, the Company shall pay the interest to the Holder of the Note at the close of business on the corresponding Regular Record Date.

SECTION 10.2 NOTICE TO TRUSTEE.

If the Company elects to redeem Notes pursuant to an Optional Redemption (such election to be evidenced by Board Resolutions), it shall notify the Trustee at least 60 days prior to the Optional Redemption Date (unless a shorter notice shall be satisfactory to the Trustee) of such intended Optional Redemption Date, the principal amount of Notes to be redeemed and the CUSIP numbers of the Notes to be redeemed.

SECTION 10.3 SELECTION OF NOTES TO BE REDEEMED.

If fewer than all the Notes are to be redeemed pursuant to an Optional Redemption, the Trustee shall select the particular Notes to be redeemed in principal amounts of $1,000 or integral multiples thereof from outstanding Notes by a method that complies with the requirements of any exchange on which the Notes are listed, or, if the Notes are not listed on an exchange, on a pro rata basis or by lot or in accordance with any other method the Trustee considers fair and appropriate. Notes and portions thereof that the Trustee selects shall be in amounts equal to the minimum authorized denominations for Notes to be redeemed or any integral multiple thereof.

If any Note selected for partial redemption pursuant to an Optional Redemption is converted in part before termination of the conversion right with respect to the portion of the Notes so selected, the converted portion of such Note shall be deemed to be the portion selected for redemption; provided, however, that the Holder of such Note so converted and deemed redeemed shall not be entitled to any Liquidated Damages payment as a result of such deemed redemption than such Holder would have otherwise been entitled to receive upon conversion of such Note. Notes which have been converted during a selection of Notes to be redeemed pursuant to an Optional Redemption may be treated by the Trustee as outstanding for the purpose of such selection.

The Trustee shall promptly notify the Company and the Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption pursuant to an Optional Redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

SECTION 10.4 NOTICE OF REDEMPTION.

(a) Notice of an Optional Redemption shall be given in the manner provided in Section 14.2 to the Holders to be redeemed. Such notice shall be given not less than 30 nor more than 60 days prior to the Optional Redemption Date. All notices of an Optional Redemption shall state:

(1) the Optional Redemption Date;

(2) the Optional Redemption Price and interest accrued and unpaid to the Optional Redemption Date, if any;

(3) if fewer than all the outstanding Notes are to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes which will be outstanding after such partial redemption;

(4) that on the Optional Redemption Date the Optional Redemption Price and, as provided in Section 10.1(c), interest accrued and unpaid to, but excluding, the Optional Redemption Date, and Liquidated Damages, if any, will become due and payable upon each such Note to be redeemed, and that interest thereon shall cease to accrue on and after such date;

(5) the Conversion Price then in effect, the date on which the right to convert the principal of the Notes to be redeemed will terminate and the places where such Notes may be surrendered for conversion;

(6) the place or places where such Notes are to be surrendered for payment of the Optional Redemption Price and accrued and unpaid interest, if any;

(7) the CUSIP number of the Notes; and

(8) the last date on which exchanges or transfers of Notes may be made pursuant to Section 2.6, and shall specify the serial numbers of Notes and the portions thereof called for redemption.

(b) Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name of and at the expense of the Company.

SECTION 10.5 EFFECT OF NOTICES OF REDEMPTION.

(a) Notice of redemption having been given as provided in Section 10.4, the Notes so to be redeemed shall, on the Optional Redemption Date, become due and payable at the Optional Redemption Price therein specified (and, as provided in Section 10.1(c), accrued interest and Liquidated Damages, if any, to, but excluding, the Optional Redemption Date) and from and after such date (unless the Company shall default in the payment of the Optional Redemption Price and accrued and unpaid interest and Liquidated Damages, if any) such Notes shall cease to bear interest; provided that the Company may specify in such notice conditions to the redemption of the Notes that must be met on or prior to the Optional Redemption Date, including the receipt of proceeds from concurrent equity or other financings, in which case the Optional Redemption Date shall not occur, and the Notes to be redeemed shall not be due and payable at the Optional Redemption Price, until such conditions are satisfied. The Company shall give, or instruct the Trustee to give, notice to the Holders of any failure to satisfy such conditions prior to the Optional Redemption Date. Upon surrender of any such Note for redemption in accordance with such notice (including the satisfaction of all applicable conditions), such Note shall be paid by the Company at the Optional Redemption Price (and, as provided, in Section 10.1(c), Liquidated Damages and accrued interest, if any, to but excluding the Optional Redemption Date); provided, however, that the installments of interest on Notes whose stated maturity is prior to or on the Optional Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such on the relevant Record Date according to their terms and the provisions of Section 2.6.

(b) If any Note called for redemption shall not be so paid when due upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Optional Redemption Date at the interest rate set forth on the Note.

SECTION 10.6 DEPOSIT OF OPTIONAL REDEMPTION PRICE.

Prior to or on any Optional Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) an amount of money sufficient to pay the Optional Redemption Price of, and accrued and unpaid interest and Liquidated Damages, if any, on, all the Notes to be redeemed on that Optional Redemption Date other than any Notes called for redemption on that date which have been converted prior to the date of such deposit.

If any Note called for redemption is converted prior to the Optional Redemption Date, any money deposited with the Trustee or with a Paying Agent or so segregated and held in trust for the redemption of such Note shall (subject to any right of the Holder of such Note or any Predecessor Note to receive interest as provided in the third paragraph of Section 2.1(c)) be paid to the Company on the Company’s request or, if then held by the Company, shall be discharged from such trust.

SECTION 10.7 NOTES REDEEMED IN PART.

Any Note which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 9.2 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or the Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

ARTICLE XI.

REPURCHASE OF NOTES

SECTION 11.1 HOLDER REPURCHASE RIGHT.

(a) If a Change of Control occurs, each Holder shall have the right (the “Holder Repurchase Right”), at the Holder’s option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder’s Notes not theretofore called for redemption, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof (provided that no single Note may be repurchased in part unless the portion of the principal amount of such Note to be outstanding after such repurchase is equal to $1,000 or an integral multiple thereof), on a date (the “Holder Repurchase Date”) that is less than 45 days after the date of the Change of Control Notice at a purchase price equal to 100% of the principal amount of such Notes (the “Holder Repurchase Price”) set forth below, plus interest accrued and unpaid to, but excluding, the Holder Repurchase Date, and the Make Whole Premium, if applicable, as determined in Section 11.1(c).

(b) Notwithstanding the foregoing, installments of interest on Notes whose stated maturity is prior to or on the Holder Repurchase Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Date according to their terms and the provisions of Section 2.1.

(c) If a Change of Control occurs on or before August 31, 2009, Holders shall be entitled to receive from the Company, upon tender of their Notes to the Company in connection with the exercise of the Holder Repurchase Right or conversion of their Notes during the Change of Control Conversion Period in accordance with Article XII, the Make Whole Premium, if applicable. The “Change of Control Conversion Period” for a Change of Control is the period commencing on the date 15 days prior to the anticipated Effective Date for such Change of Control and ending on the Holder Repurchase Date for such Change of Control. The date that a Note is converted during the Change of Control Conversion Period is the “Change of Control Conversion Date.” The Make Whole Premium will determined as follows:

(1) “Effective Date” means the date that the Change of Control becomes effective.

(2) “Stock Price” means the price paid per share of Common Stock in the Change of Control transaction, determined as follows:

(i) if holders of the Common Stock receive only cash in the Change of Control, the Stock Price shall be the cash amount paid per share of Common Stock; and

(ii) in all other circumstances, the “Stock Price” shall be the Current Market Price.

(3) “Make Whole Premium” means the amount per $1,000 principal amount of the Notes equal to:

(i) if the Effective Date is after August 31, 2009, $0;

(ii) If the Stock Price is less than $8.80 (subject to adjustment in accordance with Section 11.1(g))(the “Stock Price Threshold”), $0;

(iii) If the Stock Price is more than $69.00 (subject to adjustment in accordance with Section 11.1(g))(the “Stock Price Cap”), $0; and

(iv) Otherwise, the dollar amount equal to the percentage set forth on the table below (the “Make Whole Premium Table”) for the Stock Price and the Effective Time multiplied by $1,000:

Effective Date of Change of Control	Stock Price on Date of Change of Control
	$8.80	$10.25	$11.25	$12.00	$13.75	$15.50	$17.25	$34.50	$69.00
September 1, 2004	0	4.8%	10.3%	16.2%	22.8%	19.9%	17.7%	8.3%	0
September 1, 2005	0	3.8%	9.4%	15.0%	20.9%	18.3%	16.3%	7.0%	0
September 1, 2006	0	3.0%	8.3%	13.8%	19.1%	16.4%	14.2%	5.5%	0
September 1, 2007	0	2.4%	7.2%	12.3%	17.1%	14.1%	11.8%	3.9%	0
September 1, 2008	0	1.6%	5.7%	10.3%	14.0%	10.8%	8.5%	2.2%	0
September 1, 2009	0	0	0	0	0	0	0	0	0

If the Stock Price is between two Stock Price amounts on the Make Whole Premium Table or the Effective Date is between two dates on the Make Whole Premium Table, the Make Whole Premium will be determined by straight-line interpolation between Make Whole Premium percentages set forth in the Make Whole Premium Table for the higher and the lower Stock Price amounts and the two dates, as applicable, based on a 365 day year. The Stock Prices set forth in the column headers are subject to adjustment pursuant to Section 11.1(g).

(d) The Company will pay the Make Whole Premium in shares of Common Stock or in the same form of consideration into which all or substantially all of the shares of Common Stock have been converted in connection with the Change of Control. If holders of the Common Stock have the right to elect the form of consideration received in the Change of Control, then, for purposes of the foregoing, the consideration into which a share of Common Stock has been converted shall be deemed to equal the aggregate consideration distributed in respect of all shares of Common Stock divided by the total number of shares of Common Stock participating in the distribution.

(e) The value of the consideration to be delivered in respect of the Make Whole Premium in the case of exercise of the Holder Repurchase Right shall be delivered on the Holder Repurchase Date. The value of the consideration to be delivered in respect of the Make Whole Premium in the case of exercise of the conversion right under Article XII shall be delivered on the Holder Repurchase Date. The value of the consideration will be calculated as follows:

(1) securities (including shares of Common Stock) that are traded on a national securities exchange or quoted primarily on the Nasdaq National Market or any similar system of automated dissemination of quotation of securities prices will be valued based on the average closing sale price on the 10 Trading Days prior to, but excluding, the Effective Date;

(2) other securities, assets or property (other than cash) which holders of the Common Stock will have the right to receive will be valued based on the average of the fair market value of such securities, assets or property (other than cash) as determined by two independent nationally-recognized investment banks selected by the Company; and

(3) 100% of any cash which holders of the Common Stock will have the right to receive.

(f) A calculation agent (the “Calculation Agent”) that the Company appoints from time to time shall, on behalf of and at the request of the Company and the Trustee, calculate (i) the Stock Price, and (ii) the Make Whole Premium with respect to such Stock Price based on the Effective Date that the Company or the Trustee specify, and shall deliver its calculation of the Stock Price and the Make Whole Premium to the Company and the Trustee within 3 Business Days of the request by the Company or the Trustee. In addition, the Calculation Agent, on behalf of and upon request by the Company and the Trustee, no less than three Business Days prior to a Change of Control Notice in respect of a Change of Control occurring on or before August 31, 2009, shall make the determinations described above in this Section 11.1 and deliver its calculations to the Company and the Trustee by 9:00 p.m., New York City time, on the day prior to the date that the Change of Control Notice is given. The Company initially appoints the Trustee as the Calculation Agent.

(g) Whenever the Conversion Rate is adjusted from time to time in accordance with Section 12.4, the Stock Price Threshold, the Stock Price Cap and each of the Stock Prices set forth in the Make Whole Premium Table shall be adjusted by multiplying each such amount by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversion Rate as so adjusted.

SECTION 11.2 NOTICES; METHOD OF EXERCISING HOLDER REPURCHASE RIGHT, ETC.

(a) Unless the Company shall have theretofore called for redemption all of the outstanding Notes, within 30 days after the Company becomes aware of the occurrence of a Change of Control, the Company, or, at the written request and expense of the Company within 30 days after the Company becomes aware of such occurrence, the Trustee, shall give to all Holders notice, in the manner provided in Section 14.2, of the occurrence of the Change of Control and of the Holder Repurchase Right arising as a result thereof (the “Change of Control Notice”). The Company shall also deliver a copy of such notice of a Holder Repurchase Right to the Trustee. Each Change of Control Notice shall state:

(1) the Holder Repurchase Date;

(2) the date by which the Holder Repurchase Right must be exercised;

(3) the Holder Repurchase Price and accrued and unpaid interest, if any;

(4) the Make Whole Premium, if applicable, and the form in which the Company has elected to pay the Make Whole Premium;

(5) a description of the procedure which a Holder must follow to exercise a Holder Repurchase Right, and the place or places where such Notes are to be surrendered for payment of the Holder Repurchase Price, accrued and unpaid interest, Liquidated Damages, if any, and the Make Whole Premium, if applicable;

(6) that on the Holder Repurchase Date the Holder Repurchase Price, accrued and unpaid interest, Liquidated Damages, if any, and the Make Whole Premium, if applicable, will become due and payable upon each such Note designated by the Holder to be repurchased, and that interest thereon shall cease to accrue on and after said date;

(7) if the Make Whole Premium is applicable, that the Make Whole Premium is payable upon conversion of each Note that the Holder elects to convert during the Change of Control Conversion Period and a description of the Change of Control Conversion Period;

(8) the Conversion Price then in effect, the date on which the right to convert the principal of the Notes will terminate and that accrued and unpaid interest on the Notes is forfeited upon conversion;

(9) the offer to repurchase the Notes will terminate on the Holder Repurchase Date and the place where such Notes may be surrendered for conversion; and

(10) the place or places where such Notes, together with the Option to Elect Repayment Upon a Change of Control certificate included in Exhibit A annexed hereto, are to be delivered for payment of the Holder Repurchase Price, accrued and unpaid interest, Liquidated Damages, if any, and the Make Whole Premium, if applicable.

No failure of the Company to give the foregoing notices or defect therein shall affect any Holder’s right to exercise a Holder Repurchase Right or affect the validity of the proceedings for the repurchase of Notes.

If any of the foregoing provisions or other provisions of this Article XI are inconsistent with applicable law, such law shall govern.

(b) To exercise a Holder Repurchase Right, a Holder shall deliver to the Trustee prior to or on the Business Day prior to the Holder Repurchase Date:

(1) written notice of the Holder’s exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Notes to be repurchased (and, if any Note is to be repurchased in part, the serial number thereof and the portion of the principal amount thereof to be repurchased) and a statement that an election to exercise the Holder Repurchase Right is being made thereby, and

(2) the Notes with respect to which the Holder Repurchase Right is being exercised.

Such written notice shall be irrevocable, except that the right of the Holder to convert the Notes with respect to which the Holder Repurchase Right is being exercised shall continue until the close of business on the Business Day immediately preceding the Holder Repurchase Date. The Company shall not pay accrued and unpaid interest on any Notes so converted except as provided in Section 12.2.

(c) If a Holder Repurchase Right is exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the Trustee the Holder Repurchase Price in cash as provided above, for payment to the Holder on the Holder Repurchase Date, together with Liquidated Damages, if any, and accrued and unpaid interest to the Holder Repurchase Date, and the Make Whole Premium, if applicable, payable in form of consideration that the Company has elected with respect to the Notes as to which the Holder Repurchase Right has been exercised; provided, however, that installments of interest that mature prior to or on the Holder Repurchase Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Regular Record Date according to their terms and the provisions of Section 2.1.

(d) If any Note (or portion thereof) surrendered for repurchase shall not be paid on the Holder Repurchase Date, the principal amount of such Note (or portion thereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Holder Repurchase Date at the interest rate, and each Note shall remain convertible into Common Stock until the principal of such Note (or portion thereof, as the case may be) shall have been paid or duly provided for.

(e) Any Note which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.

(f) All Notes delivered for repurchase shall be delivered to the Trustee to be canceled at the direction of the Trustee, which shall dispose of the same as provided in Section 2.11.

SECTION 11.3 PURCHASE AT OPTION OF HOLDER ON PURCHASE DATE.

(a) At the option of the Holder (the “Purchase Option”), the Company shall purchase such Holder’s Note or Notes on August 15, 2009, August 15, 2014 or August 15, 2019 (each a “Purchase Date”), in whole or in part, at 100% of the principal amount in cash or, at the Company’s election, in Common Stock or any combination of cash and Common Stock, subject to the requirements of Section 11.3(d), on the Purchase Date of such Notes to be purchased, together with accrued and unpaid interest and Liquidated Damages, if any, to, but excluding the relevant Purchase Date (the “Purchase Price”) upon delivery to the Trustee by the Holder of a written notice of purchase (a “Purchase Notice”) at any time from the opening of business on the date that is 20 Business Days prior to the Purchase Date until the close of business on the Purchase Date. The Purchase Notice shall include the following information:

(1) the principal amount of the Notes to be purchased, which must be $1,000 or an integral multiple thereof (and, if any Note is to be repurchased in part, the serial number thereof and the portion of the principal amount thereof to be repurchased), and

(2) that such Notes are to be purchased by the Company as of the Purchase Date pursuant to the terms and conditions specified in the Notes and this Indenture.

A Purchase Notice shall be irrevocable, except that the right of the Holder to convert the Notes with respect to which the Purchase Option is being exercised shall continue until the close of business on the Business Day immediately preceding the Purchase Date. The Company shall not pay accrued and unpaid interest on any Notes so converted except as provided in Section 12.2.

The Trustee shall promptly notify the Company of its receipt of a Purchase Notice.

Any purchase by the Company contemplated pursuant to this Section 11.3 shall be consummated by the Company delivering to the Trustee the consideration that the Holder is to receive promptly following the later of the Purchase Date and the time of delivery of the Note or Notes.

If the Trustee holds money and/or Common Stock sufficient to pay the Purchase Price of the Notes on the Business Day following the Purchase Date in accordance with the terms of this Indenture, then, immediately after the Purchase Date, the Notes will cease to be outstanding whether or not the Notes have been delivered to the Trustee. Thereafter, all other rights of the Holders with respect to such Notes shall terminate, other than the right to receive the Purchase Price upon delivery of the Notes.

Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of a portion of a Note.

(b) The Company or the Trustee, at the Company’s request, shall give notice (the “Notice of Optional Repurchase”) to the Holders, in the manner specified in Section 14.2, on a date that is no less than 20 Business Days prior to the Purchase Date. The Company, if it gives the notice, shall also deliver a copy of it to the Trustee. Each Notice of Optional Repurchase shall include the following information:

(1) the Purchase Date;

(2) the date by which the Purchase Option must be exercised;

(3) the Purchase Price and the manner of payment for the Purchase Price that the Company has selected;

(4) a description of the procedure which a Holder must follow to exercise a Purchase Option, and the place or places where the Holder’s Note or Notes are to be surrendered for payment of the Purchase Price;

(5) that on the Purchase Date the Purchase Price will become due and payable upon each such Note designated by the Holder to be purchased, and that interest thereon shall cease to accrue on and after said date;

(6) the Conversion Price then in effect, the date on which the right to convert the principal of the Notes will terminate and that accrued and unpaid interest on the Notes is forfeited upon conversion; and

(7) the place or places where such Notes, together with the Purchase Notice, are to be delivered for payment of the Purchase Price.

No failure by the Company to give the foregoing notices or defects therein shall affect any Holder’s right to exercise a Purchase Option or affect the validity of the proceedings for the repurchase of Notes pursuant to the Purchase Option.

(c) A Holder that delivers a Purchase Notice to the Trustee shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Purchase Date by delivering to the Trustee a written notice of withdrawal (a “Withdrawal Notice”). The Written Notice shall indicate the following:

(1) the principal amount of the Note or Notes being withdrawn; and

(2) the principal amount of the Note or Notes that remains subject to the Purchase Notice.

The Trustee shall promptly notify the Company of its receipt of any Withdrawal Notice.

(d) If the Company elects to pay all or any portion of the Purchase Price in Common Stock, the number of shares of Common Stock to be paid shall equal the quotient obtained by dividing (i) the portion of the Purchase Price to be paid in shares of Common Stock by (ii) 97.5% of the average Closing Price of shares of Common Stock for the ten Trading Day period immediately preceding but ending on the second Business Day immediately preceding the Purchase Date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of the Trading Days during the five Trading Day period and ending on the Purchase Date, of any event described in Section 12.4, subject to the next succeeding paragraph. The Company shall designate, in the Notice of Optional Repurchase delivered pursuant to Section 11.3(b), whether it will repurchase the notes for cash or Common Stock, or, if a combination thereof, the percentage of the Purchase Price in respect of which it will pay in cash or Common Stock; provided that the Company shall pay cash for fractional interests in shares of Common Stock. For purposes of determining the existence of potential fractional interests, all Notes subject to repurchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Note or Notes are repurchased pursuant to this Section 11.3 shall receive the same percentage of cash or Common Stock in payment of the Purchase Price for such Note or Notes, except with respect to the payment of cash in lieu of fractional shares of Common Stock. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Notice of Optional Repurchase to Holders, except as set forth in the next succeeding paragraph in the event of a failure to satisfy, prior to the close of business on the Business Day prior to the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in Common Stock.

(e) The Company’s right to exercise its election to repurchase Notes through the issuance of shares of Common Stock shall be conditioned upon:

(1) The Company giving a timely Notice of Optional Repurchase containing an election to purchase all or a specified percentage of the Notes with shares of Common Stock as provided herein;

(2) the registration of such shares of Common Stock under the Securities Act or the Exchange Act, if required;

(3) the listing of such shares of Common Stock on a United States national securities exchange or the quotation of such shares in an inter-dealer quotation system of any registered United States national securities association, in each case, if the Common Stock is then listed on a national securities exchange or quoted in an inter-dealer quotation system;

(4) any necessary qualification or registration of such shares of Common Stock under applicable state securities laws or the availability of an exemption from such qualification or exemption; and

(5) the Trustee’s receipt of (i) an Officers’ Certificate stating that the terms of the issuance of the shares of Common Stock are in conformity with this Indenture and that the conditions to the issuance of the shares of Common Stock have been satisfied, and (ii) an Opinion of Counsel to the effect that the shares of Common Stock that the Company is to issue in payment of the Purchase Price have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Purchase Price in respect to the Notes, will be validly issued, fully paid and non-assessable.

Such Officers’ Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 principal amount of Notes and the Closing Price of a share of Common Stock on each Trading Day during the period commencing on the fifth Trading Day immediately preceding but ending on the second Business Day prior to the applicable Purchase Date. If the foregoing conditions are not satisfied prior to the close of business on the Business Day immediately preceding the Purchase Date and the Company has elected to repurchase the Notes through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price in cash.

Promptly after determining the actual number of shares of Common Stock to be issued upon repurchase of the Notes, the Company shall be required to deliver notice to all Holders, in the manner provided in Section 14.2, of such information.

All shares of Common Stock delivered upon repurchase of Notes shall be duly authorized, validly issued, fully paid and non-assessable.

ARTICLE XII.

CONVERSION OF NOTES

SECTION 12.1 CONVERSION RIGHT AND CONVERSION PRICE.

Subject to and upon compliance with the provisions of this Article XII, at the option of the Holder thereof, any outstanding Note or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 may be converted into duly authorized, fully paid and nonassessable Common Stock, at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on the Business Day immediately preceding August 15, 2024, unless the Notes or a portion thereof are called for redemption or are repurchased.

In case a Note or portion thereof is called for repurchase or redemption, such conversion right in respect of the Note or the portion so called, shall expire at the close of business on the Business Day immediately preceding the Holder Repurchase Date or the Optional Redemption Date, as applicable, unless the Company defaults in making the payment due upon such repurchase or redemption, as applicable. In the case of a Change of Control for which the Holder exercises its Holder Repurchase Right with respect to a Note or portion thereof, such conversion right in respect of the Note or portion thereof shall expire at the close of business on the Business Day immediately preceding the Holder Repurchase Date.

The rate at which Common Stock shall be delivered upon conversion (the “Conversion Rate”) shall be initially equal to 77.04 shares per $1,000 principal amount of Notes. The conversion price of the Notes (the “Conversion Price”) shall equal $1,000 divided by the Conversion Rate (rounded to the nearest cent). The Conversion Price shall be adjusted in certain instances as provided in Section 12.4.

SECTION 12.2 EXERCISE OF CONVERSION RIGHT.

To exercise the conversion right, the Holder of any Note to be converted shall surrender such Note duly endorsed or assigned to the Company or in blank, at the office of any Conversion Agent, accompanied by a duly signed conversion notice substantially in the form attached as Annex A to each Note (the “Conversion Notice”) to the Company stating that the Holder elects to convert such Note or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted.

To the extent provided in Section 2.1, Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (except in the case of any Note whose maturity is prior to such Interest Payment Date) shall be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest and Liquidated Damages, if any, to be received on such Interest Payment Date on the principal amount of Notes being surrendered for conversion, as well as any taxes or duties payable pursuant to Section 12.8. To the extent provided in Section 2.1, Notes which have been called for redemption by the Company in a notice of redemption pursuant to Section 10.4, and are converted prior to redemption or repurchase, shall not require such concurrent payment to the Company upon surrender for conversion, if such Holder’s conversion right would terminate because of the redemption or repurchase between the Regular Record Date and the close of business on the second Business Day following the next succeeding Interest Payment Date and if converted during the time period set forth in this sentence, the Holders of such converted Notes shall be entitled to receive (and retain) any accrued interest on the principal of such surrendered Notes, and Liquidated Damages, if any.

Notes shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Notes for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Notes as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall cause to be issued and delivered to such Conversion Agent a certificate or certificates for the number of full Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share as provided in Section 12.3.

In the case of any Note which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Note or Notes of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Note.

If Common Stock to be issued upon conversion of a Restricted Security, or Notes to be issued upon conversion of a Restricted Security in part only, are to be registered in a name other than that of the Holder of such Restricted Security, such Holder must deliver to the Conversion Agent a Conversion Notice, dated the date of surrender of such Restricted Security and signed by such Holder, as to compliance with the restrictions on transfer applicable to such Restricted Security. Neither the Trustee nor any Conversion Agent, Registrar or Transfer Agent shall be required to register in a name other than that of the Holder of Common Stock or Notes issued upon conversion of any Restricted Security not so accompanied by a properly completed certificate.

The Company hereby initially appoints the Trustee as the Conversion Agent.

SECTION 12.3 FRACTIONS OF SHARES.

No fractional Common Stock shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional Common Stock which would otherwise be issued upon conversion of any Note or Notes (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Closing Price of the Common Stock as of the Trading Day preceding the date of conversion.

SECTION 12.4 ADJUSTMENT OF CONVERSION PRICE.

The Conversion Price shall be subject to adjustments, calculated by the Company from time to time as follows:

(a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction:

(i) the numerator of which shall be the number of Common Stock outstanding at the close of business on the Record Date (as defined in Section 12.4(g)) fixed for such determination, and

(ii) the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

Such reduction shall become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 12.4(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(b) In case the outstanding Common Stock shall be subdivided into a greater number of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding Common Stock shall be combined into a smaller number of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(c) In case the Company shall issue rights or warrants (other than any rights or warrants referred to in Section 12.4(d)) to all holders of its outstanding Common Stock entitling them to subscribe for or purchase of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price (as defined in Section 12.4(g)) on the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction:

(i) the numerator of which shall be the number of Common Stock outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price, and

(ii) the denominator of which shall be the number of Common Stock outstanding on the close of business on the Record Date plus the total number of additional Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible).

Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of shareholders entitled to receive such rights or warrants. To the extent that Common Stock (or securities convertible into Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of Common Stock (or securities convertible into Common Stock) actually delivered. If such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.

(d) If the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock of any class of Capital Shares of the Company (other than any dividends or distributions to which Section 12.4(a) applies) or evidences of its indebtedness or other assets, including securities, but excluding (1) any rights or warrants referred to in Section 12.4(c), (2) any stock, securities or other property or assets (including cash) distributed as dividends or distributions in connection with a reclassification, change, merger, combination, sale, conveyance, consolidation or statutory share exchange to which Section 12.11 applies and (3) any dividends or distributions paid exclusively in cash (the securities described in foregoing are hereinafter in this Section 12.4(d) called the “securities”), then, in each such case, subject to the second succeeding paragraph of this Section 12.4(d), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date (as defined in Section 12.4(g)) with respect to such distribution by a fraction:

(i) the numerator of which shall be the Current Market Price (determined as provided in Section 12.4(g)) on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) on such date of the portion of the securities so distributed applicable to one Share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Record Date), and

(ii) the denominator of which shall be such Current Market Price.

Such reduction shall become effective immediately prior to the opening of business on the day following the Record Date. However, if the then fair market value (as so determined) of the portion of the securities so distributed applicable to one Share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of securities such Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

If the Board of Directors determines the fair market value of any distribution for purposes of this Section 12.4(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price pursuant to Section 12.4(g) to the extent possible, unless the Board of Directors in a Board Resolution determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the Holder.

Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase the Company’s Capital Shares (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”):

(1) are deemed to be transferred with such Common Stock;

(2) are not exercisable; and

(3) are also issued in respect of future issuances of Common Stock,

shall be deemed not to have been distributed for purposes of this Section 12.4(d) (and no adjustment to the Conversion Price under this Section 12.4(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 12.4(d): (i) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrant (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (ii) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

For purposes of this Section 12.4(d) and Sections 12.4(a), 12.4(b) and 12.4(c), any dividend or distribution to which this Section 12.4(d) is applicable that also includes Common Stock, a subdivision or combination of Common Stock to which Section 12.4(c) applies, or rights or warrants to subscribe for or purchase Common Stock to which Section 12.4(c) applies (or any combination thereof), shall be deemed instead to be:

(1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such Common Stock, such subdivision or combination or such rights or warrants to which Sections 12.4(a), 12.4(b) and 12.4(c) apply, respectively (and any Conversion Price reduction required by this Section 12.4(d) with respect to such dividend or distribution shall then be made), immediately followed by

(2) a dividend or distribution of such Common Stock, such subdivision or combination or such rights or warrants (and any further Conversion Price reduction required by Sections 12.4(a), 12.4(b) and 12.4(c) with respect to such dividend or distribution shall then be made), except:

(A) the Record Date of such dividend or distribution shall be substituted as (x) “the date fixed for the determination of shareholders entitled to receive such dividend or other distribution,” “Record Date fixed for such determinations” and “Record Date” within the meaning of Section 12.4(a), (y) “the day upon which such subdivision becomes effective” and “the day upon which such combination becomes effective” within the meaning of Section 12.4(b), and (z) “the date fixed for the determination of shareholders entitled to receive such rights or warrants,” “the Record Date fixed for the determination of the shareholders entitled to receive such rights or warrants” and “such Record Date” within the meaning of Section 12.4(c), and

(B) any Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 12.4(a) and any reduction or increase in the number of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

(e) If the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a reclassification, change, merger, combination, sale, conveyance, consolidation or statutory share exchange to which Section 12.11 applies or as part of a distribution referred to in Section 12.4(d)), then and in each such case, immediately after the close of business on the Record Date of such distribution, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction:

(i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) such amount of cash and (y) the number of Common Stock outstanding on the Record Date, and

(ii) the denominator of which shall be equal to the Current Market Price on such date.

However, if the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution ) of the portion of the securities so distributed applicable to one Share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of cash such Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(f) In case a tender or exchange offer made by the Company or any of its Subsidiaries to all holders of Common Stock for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution ), as of the expiration of such tender or exchange offer that, combined together with the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution ), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offers, made by the Company or any of its Subsidiaries to all holders of Common Stock for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to this Section 12.4(f) has been made, exceeds 5% of the product of the Current Market Price (determined as provided in Section 12.4(g)) as of the last time (the “Expiration Time”) tenders or exchanges could have been made pursuant to such tender or exchange offer (as it may be amended) times the number of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction:

(i) the numerator of which shall be the number of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Current Market Price on the Trading Day next succeeding the Expiration Time, and

(ii) the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price on the Trading Day next succeeding the Expiration Time.

Such reduction (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender or exchange offer had not been made. If the application of this Section 12.4(f) to any tender or exchange offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender or exchange offer under this Section 12.4(f).

(g) For purposes of this Section 12.4, the following terms shall have the meanings indicated:

(1) “Current Market Price” shall mean the average of the daily Closing Prices per Share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that if:

(i) the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12.4(a), (b), (c), (d), (e) or (f) occurs during such ten consecutive Trading Days, the Closing Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event;

(ii) the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12.4(a), (b), (c), (d), (e) or (f) occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event; and

(iii) the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (i) or (ii) of this proviso, the Closing Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 12.4(d) or (f), whose determination shall be conclusive and set forth in a Board Resolution ) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one Share of Common Stock as of the close of business on the day before such “ex” date.

For purposes of any computation under Section 12.4(f), the Current Market Price on any date shall be deemed to be the average of the daily Closing Prices per Share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the “ex” date for any event (other than the tender or exchange offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12.4(a), (b), (c), (d), (e) or (f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term “ex” date, when used:

(A) with respect to any issuance or distribution, means the first date on which the Common Stock trade regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution;

(B) with respect to any subdivision or combination of Common Stock, means the first date on which the Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and

(C) with respect to any tender or exchange offer, means the first date on which the Common Stock trade regular way on such exchange or in such market after the Expiration Time of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 12.4, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 12.4 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

(2) “fair market value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s length transaction.

(3) “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(h) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 12.4(a), (b), (c), (d), (e) or (f), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and the reduction is irrevocable during the period and the Board of Directors determines in good faith that such reduction would be in the best interests of the Company, which determination shall be conclusive and set forth in a Board Resolution. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the Register a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

Adjustment to the Conversion Price is not necessary if Holders may participate in the transactions otherwise giving rise to an adjustment on a basis and with notice that the Board of Directors determines to be fair and appropriate. In cases where the fair market value of the portion of assets, debt securities or rights, warrants or options to purchase securities of the Company applicable to one Share of Common Stock distributed to shareholders exceeds the average sale price per Share of Common Stock, or the average sale price per share of options on Common Stock so distributed by less than $1.00, rather than being entitled to an adjustment in the Conversion Price, a Holder, upon conversion of a Note, will be entitled to receive (in addition to the Common Stock into which such Note is convertible) the kind and amounts of assets, debt securities or rights, options or warrants comprising the distribution that such Holder would have received if such Holder had converted such Note immediately prior to the record date for determining the shareholders entitled to receive such distribution.

(i) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 12.4(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article XII shall be made by the Company and shall be made to the nearest cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.

(j) In any case in which this Section 12.4 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Note converted after such Record Date and before the occurrence of such event the additional Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 12.3.

(k) For purposes of this Section 12.4, the number of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Stock. The Company will not pay any dividend or make any distribution on Common Stock held in the treasury of the Company.

(l) If the distribution date for the rights provided in the Company’s rights agreement, if any, occurs prior to the date a Note is converted, (i) the Holder of the Note who converts such Note after the distribution date is entitled to receive the rights that would otherwise be attached (but for the date of conversion) to the Common Stock received upon such conversion and (ii) no adjustment shall be made to the Conversion Price pursuant to Section 12.4(b).

SECTION 12.5 NOTICE OF ADJUSTMENTS OF CONVERSION PRICE.

Whenever the Conversion Price is adjusted as herein provided (other than in the case of an adjustment pursuant to the second paragraph of Section 12.4(h) for which the notice required by such paragraph has been provided), the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based; provided that the Trustee shall have no duty or obligation to verify the accuracy of the adjusted Conversion Price. Promptly after delivery of such Officers’ Certificate, the Company shall prepare a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective, and shall mail such notice to each Holder at the address of such Holder as it appears in the Register within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not effect the legality or validity of any such adjustment.

SECTION 12.6 NOTICE PRIOR TO CERTAIN ACTIONS.

In case at any time after the date hereof:

(1) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its capital surplus or its consolidated retained earnings;

(2) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class (or of securities convertible into shares of capital stock of any class) or of any other rights;

(3) there shall occur any reclassification of the Common Stock (other than a subdivision or combination of its outstanding Common Stock, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Company; or

(4) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Notes pursuant to Section 9.2, and shall cause to be provided to the Trustee and all Holders in accordance with Section 14.2, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable record or effective date hereinafter specified, a notice stating:

(A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or

(B) the date on which such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, sale, transfer, dissolution, liquidation or winding up.

Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in clauses (1) through (4) of this Section 12.6.

SECTION 12.7 COMPANY TO RESERVE COMMON STOCK.

The Company shall at all times use its best efforts to reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Notes, the full number of fully paid and nonassessable Common Stock then issuable upon the conversion of all outstanding Notes.

SECTION 12.8 TAXES ON CONVERSIONS.

Except as provided in the next sentence, the Company will pay any and all taxes (other than taxes on income) and duties that may be payable in respect of the issue or delivery of Common Stock on conversion of Notes pursuant hereto or repurchase of Notes pursuant to exercise of the Purchase Option. A Holder delivering a Note for conversion or repurchase, as applicable, shall be liable for and will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that of the Holder of the Note to be converted or repurchased, and no such issue or delivery shall be made unless the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

SECTION 12.9 COVENANT AS TO COMMON STOCK.

The Company covenants that all Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and nonassessable and, except as provided in Section 12.8, the Company will pay all taxes, liens and charges with respect to the issue thereof.

SECTION 12.10 CANCELLATION OF CONVERTED NOTES.

All Notes delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 2.11.

SECTION 12.11 EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE.

If any of following events occur, namely:

(i) any reclassification or change of the outstanding Common Stock (including a compulsory share exchange but other than changes resulting from a subdivision or combination), as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Stock,

(ii) any merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Stock or

(iii) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Stock, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that each Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash or any combination thereof) which the Holder thereof would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Notes been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance is not the same for each Share of Common Stock in respect of which such rights of election shall not have been exercised (“Non-Electing Share”), then for the purposes of this Section 12.11 the kind and amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The Trustee shall be entitled to rely on an Opinion of Counsel as to whether any such supplemental indenture is required to and does comply with the TIA. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XII. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders as the Boards of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Article XII.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 12.11 shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

If this Section 12.11 applies to any event or occurrence, Section 12.4 shall not apply.

SECTION 12.12 RESPONSIBILITY OF TRUSTEE FOR CONVERSION PROVISIONS.

The Trustee, subject to the provisions of Section 5.1, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or intent of any such adjustments when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee, subject to the provisions of Section 5.1, nor any Conversion Agent shall be accountable with respect to the validity or value (of the kind or amount) of any Common Stock, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Note; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 5.1 hereof, nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares or share certificates or other securities or property upon the surrender of any Note for the purpose of conversion; and the Trustee, subject to the provisions of Section 5.1, and any Conversion Agent shall not be responsible or liable for any failure of the Company to comply with any of the covenants of the Company contained in this Article XII.

ARTICLE XIII.

SUBORDINATION OF NOTES

SECTION 13.1 NOTES SUBORDINATED TO SENIOR DEBT.

Notwithstanding any other provision of this Indenture, the Company and the Trustee each covenants and agrees, and each Holder, by its acceptance of a Note, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article XIII and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the Notes shall, to the extent set forth in this Article XIII, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all amounts that constitute Senior Debt.

The Notes will be on parity in the right of payment with the Company’s other existing and future liabilities that are not otherwise subordinated in favor of the notes.

The Notes will be senior in the right of payment to all other indebtedness of the Company that by its terms is expressly subordinate to the Notes.

SECTION 13.2 NO PAYMENT ON NOTES IN CERTAIN CIRCUMSTANCES.

(a) No direct or indirect payment on account of the Notes or on account of the purchase or redemption or other acquisition of Notes by or on behalf of the Company shall be made if, at the time of such payment, there shall have occurred and be continuing a default in the payment of principal of (or premium, if any) or interest on Senior Debt (including upon acceleration of the maturity thereof) when due (a “Senior Payment Default”).

(b) In addition, if any default (other than a Senior Payment Default) with respect to any Designated Senior Debt permitting, or which with the giving of notice of lapse of time (or both) would permit, the holders thereof (or a trustee on behalf thereof) to accelerate the maturity thereof (a “Senior Non-monetary Default”) has occurred and is continuing and the Company and the Trustee have received written notice thereof from an authorized person on behalf of Designated Senior Debt, then the Company may not make any payments on account of the Notes or on account of the purchase or redemption or other acquisition of Notes or on account of the purchase or redemption or other acquisition Notes for a period (a “Payment Blockage Period”) commencing on the date the Company and the Trustee receive such written notice and ending on the earlier of (i) 179 days after such date or on the date on which the Trustee receives notice from any authorized person on behalf of the Designated Senior Debt for which the blockage notice was given rescinding such notice and (ii) the date, if any, on which the Designated Senior Debt to which such default relates is discharged or such default is waived or otherwise cured provided that no other default then exists except, in each case, any acceleration of the Designated Senior Debt.

(c) Not more than one Payment Blockage Period pursuant to Section 13.2(b) may be commenced with respect to the Notes during any period of 360 consecutive days. Notwithstanding anything in this Indenture to the contrary, there must be 180 consecutive days in any 360-day period in which no Payment Blockage Period is in effect. For all purposes of Section 13.2(b) and this Section 13.2(c), no event of default that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt initiating such Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Payment Blockage Period by the representative for, or the holders of, such Designated Senior Debt, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

SECTION 13.3 PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

(a) Upon any payment or distribution of assets or securities of the Company to creditors of any kind or character, whether in cash, property or securities, in connection with any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or in a bankruptcy, insolvency, receivership or other proceedings, the holders of Senior Debt will first be entitled to receive payment in full in cash or cash equivalents of principal of (and premium, if any) and interest on such Senior Debt (whether or not allowed in such proceeding) before the Holders are entitled to receive any payment of principal of (an premium, if any) or interest on the Notes or on account of the purchase or redemption or other acquisition of the Notes by the Company or any of its subsidiaries. If, notwithstanding the foregoing, the Trustee or the Holder of any Note receives any payment or distribution of the Company’s assets of any kind or character (excluding shares of the Company’s common stock or securities provided for in a plan reorganization or readjustment which are subordinate in right of payment to all Senior Debt to substantially the same extent as the Notes are so subordinated) before all the Senior Debt is paid in full in cash or cash equivalents, then such payment or distribution will be required to be paid over or delivered forthwith to the trustee in bankruptcy or other Person making payment or distribution of the Company’s assets for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay the Senior Debt in full in cash or cash equivalents.

(b) To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Debt is declared to be fraudulent, invalid or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligations so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Debt for all purposes of this Indenture as if such declaration, invalidity or setting aside had not occurred.

(c) If, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder at a time when such payment or distribution is prohibited by Section 13.3(a) and before all obligations in respect of Senior Debt are paid in full, in cash or cash equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their representatives or to the trustee or trustees under any indenture pursuant to which any such Senior Debt may have been issued, as their respective interests appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

(d) The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the sale, conveyance, transfer, lease or other disposition of all or substantially all of its property and assets to another Person upon the terms and conditions provided in Article VI shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section 13.3 if such other Person shall, as a part of such consolidation, merger, sale, conveyance, transfer, lease or other disposition, comply (to the extent required) with the conditions stated in Article VI.

SECTION 13.4 SUBROGATION.

Upon the payment in full of all Senior Debt in cash or cash equivalents, the Holders shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company made on such Senior Debt until the principal of and interest on the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Debt of any cash, property or securities to which the Holders or the Trustee on their behalf would be entitled except for the provisions of this Article XIII, and no payment pursuant to the provisions of this Article XIII to the holders of Senior Debt by Holders or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Debt, and the Holders, be deemed to be a payment by the Company to or on account of the Senior Debt. It is understood that the provisions of this Article XIII are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Debt, on the other hand.

SECTION 13.5 OBLIGATIONS OF THE COMPANY UNCONDITIONAL.

(a) Nothing contained in this Article XIII or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holders or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XIII of the holders of the Senior Debt.

(b) Without limiting the generality of the foregoing, nothing contained in this Article XIII will restrict the right of the Trustee or the Holders to take any action to declare the Notes to be due and payable prior to their maturity or to pursue any rights or remedies hereunder; provided, however, that all Senior Debt then due and payable or thereafter declared to be due and payable shall first be paid in full, in cash or cash equivalents, before the Holders or the Trustee are entitled to receive any direct or indirect payment from the Company under the Notes.

SECTION 13.6 NOTICE TO TRUSTEE.

(a) The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article XIII. The Trustee shall not be charged with knowledge of the existence of any Senior Payment Default or Senior Non-monetary Default with respect to any Senior Debt or of any other facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing to that effect signed by an Officer, or by a holder of Senior Debt or trustee or agent thereof; and prior to the receipt of any such written notice, the Trustee shall, subject to this Article XIII, be entitled to assume that no such facts exist; provided that, if the Trustee shall not have received the notice provided for in this Section 13.6 at least two Business Days prior to the date upon which, by the terms of this Indenture, any monies shall become payable for any purpose (including the payment of the principal of or interest on any Note), then, notwithstanding anything herein to the contrary, the Trustee shall have full power and authority to receive any monies from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date except for an acceleration of the Notes prior to such application. Nothing contained in this Section 13.6 shall limit the right of the holders of Senior Debt to recover payments as contemplated by this Article XIII. The foregoing shall not apply if the paying agent is the Company. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Debt or a trustee or representative on behalf of any such holder.

(b) If the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article XIII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XIII and, if such evidence is not furnished to the Trustee, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 13.7 RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

Upon any payment or distribution of assets or securities referred to in this Article XIII, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, delivered to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XIII.

SECTION 13.8 TRUSTEE’S RELATION TO SENIOR DEBT.

(a) The Trustee and any paying agent shall be entitled to all the rights set forth in this Article XIII with respect to any Senior Debt that may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any paying agent of any of its rights as such holder.

(b) With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XIII, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt (except as provided in Section 13.2(b), Section 13.3(a) and Section 13.3(c)).

SECTION 13.9 SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE COMPANY OR HOLDERS OF SENIOR DEBT.

No right of any present or future holders of any Senior Debt to enforce subordination as provided in this Article XIII will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with. The provisions of this Article XIII are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt.

SECTION 13.10 HOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE THE SUBORDINATION OF THE NOTES.

Each Holder, by such Holder’s acceptance of any Notes, authorizes and expressly directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XIII, and appoints the Trustee such Holder’s attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the property and assets of the Company, the filing of a claim for the unpaid balance of its Notes, if any, in the form required in those proceedings. If the Trustee does not file a proper claim or proof of indebtedness in the form required in such proceeding at least 30 days before the expiration of the time to file such claim or claims, each holder of Senior Debt is hereby authorized to file an appropriate claim for and on behalf of the Holders.

SECTION 13.11 NOT TO PREVENT EVENTS OF DEFAULT.

The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article XIII will not be construed as preventing the occurrence of an Event of Default.

SECTION 13.12 TRUSTEE’S COMPENSATION NOT PREJUDICED.

Nothing in this Article XIII will apply to amounts due to the Trustee pursuant to other sections of this Indenture.

SECTION 13.13 NO WAIVER OF SUBORDINATION PROVISIONS.

Without in any way limiting the generality of Section 13.9, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article XIII or the obligations hereunder of the Holders to the holders of Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 13.14 PAYMENTS MAY BE PAID PRIOR TO DISSOLUTION.

Nothing contained in this Article XIII or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Section 13.2 or Section 13.3, from making payments of principal of and interest on the Notes, or from depositing with the Trustee any money for such payments, or (ii) the application by the Trustee of any money deposited with it for the purpose of making such payments of principal of and interest on the Notes to the Holders entitled thereto unless, at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 13.2(b) (or there shall have been an acceleration of the Notes prior to such application) or in Section 13.6. The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company.

ARTICLE XIV.

OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 14.1 TRUST INDENTURE ACT CONTROLS.

This Indenture is subject to the provisions of the TIA which are required to be part of this Indenture by the provisions of the Trust Indenture Reform Act of 1990, and shall, to the extent applicable, be governed by such provisions.

SECTION 14.2 NOTICES.

Any notice or communication to the Company or the Trustee is duly given if in writing and delivered in person or mailed by first-class mail or by overnight delivery service to the address set forth below:

(a)	if to the Company:

AQuantive, Inc.

506 Second Avenue, 9th Floor

Seattle, Washington 98104

Attention: General Counsel

with a copy to:

Perkins Coie LLP

1201 Third Avenue, Suite 4800

Seattle, Washington 98122

Attention: David F. McShea, Esq.

(b)	if to the Trustee:

BNY Western Trust Company

700 S. Flower Street, Suite 500

Los Angeles, California 90017

Attention: Corporate Trust Department

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Holder shall be mailed by first-class mail to such Holder’s address shown on the Register kept by the Registrar or, if the Holder is the Depositary, sent by facsimile or overnight delivery services. Failure to mail a notice or communication to a Holder or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it is duly given as of the date it is mailed, whether or not the addressee receives it, except that notice to the Trustee shall only be effective upon receipt thereof by the Trustee.

If the Company mail a notice or communication to Holders, it shall mail a copy to the Trustee at the same time.

SECTION 14.3 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under the Notes or this Indenture. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

SECTION 14.4 ACTS OF HOLDERS.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by:

(1) one or more instruments of substantially similar tenor signed by such Holders in person or by agent or proxy duly appointed in writing;

(2) the record of Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of Article IX; or

(3) a combination of such instruments and any such record.

Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act of the Holders” of Notes signing such instrument or instruments and so voting at such meeting. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company if made in the manner provided in this Section. The record of any meeting of Holders shall be proved in the manner provided in Section 8.6.

(b) The fact and date of the execution by any Person of any such instrument or writing may be provided in any manner which the Trustee reasonably deems sufficient.

(c) The principal amount and serial numbers of Notes held by any Person, and the date of such Person holding the same, shall be proved by the Register.

(d) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holders of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 14.5 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Any certificate or opinion of an Officer may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the Opinion of Counsel with respect to the matters upon which such certificate or opinion is based is erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

SECTION 14.6 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each individual signing such certificate or opinion on behalf of the Company has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 14.7 EFFECT OF HEADINGS AND TABLE OF CONTENTS.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 14.8 SUCCESSORS AND ASSIGNS.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 14.9 SEPARABILITY CLAUSE.

In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 14.10 BENEFITS OF INDENTURE.

Nothing contained in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or legal or equitable right, remedy or claim under this Indenture.

SECTION 14.11 GOVERNING LAW.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 14.12 COUNTERPARTS.

This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original but all such counterparts shall together constitute but one and the same instrument.

SECTION 14.13 LEGAL HOLIDAYS.

In any case where any Interest Payment Date, Optional Redemption Date, Holder Repurchase Date or stated maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest (including Liquidated Damages, if any) or principal or premium, if any, need not be made at such Place of Payment on such day, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Optional Redemption Date, Holder Repurchase Date or at the stated maturity, provided, that in the case that payment is made on such succeeding Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Optional Redemption Date, Holder Repurchase Date or stated maturity, as the case may be.

SECTION 14.14 RECOURSE AGAINST OTHERS.

No recourse for the payment of the principal of or premium, if any, or interest (including Liquidated Damages, if any) on any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation of the Company, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance thereof and as part of the consideration for the issue thereof, expressly waived and released.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

AQUANTIVE, INC.

By:	/s/ Michael Vernon
Name:	Michael Vernon
Title:	Chief Financial Officer

BNY WESTERN TRUST COMPANY

By:	/s/ Sandeé Parks
Name:	Sandeé Parks
Title:	Vice President

EXHIBIT A

FORM OF NOTE

[Face of Note]

AQUANTIVE, INC.

[Certificate No.             ]

[INSERT RESTRICTIVE SECURITIES LEGEND AND GLOBAL NOTE LEGEND AS REQUIRED]

2.25% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2024

CUSIP NO.

AQUANTIVE, INC., a Washington corporation (herein called the “ISSUER”), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of [dollar amount] ([$ AMOUNT]) on August 15, 2024, and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest is paid or duly provided for. The right to payment of the principal and all other amounts due with respect hereto is subordinated to the rights of Senior Debt as set forth in the Indenture referred to on the reverse side hereof.

Interest Payment Dates: February 15 and August 15, with the first payment to be made on February 15, 2005.

Record Dates: February 1 and August 1.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

IN WITNESS WHEREOF, AQUANTIVE, INC. has caused this instrument to be duly signed.

AQUANTIVE, INC.

By:
Name:
Title:
Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

BNY WESTERN TRUST COMPANY, as Trustee

By:
Authorized Signature
Dated:

[REVERSE OF NOTE]

AQUANTIVE, INC.

2.25% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2024

1. INTEREST. AQUANTIVE, INC., a Washington corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semi-annually on February 15 and August 15 of each year, with the first payment to be made on February 15, 2005. Interest on the Notes will accrue on the principal amount from the most recent date to which interest has been paid or provided for or, if no interest has been paid, from August 24, 2004. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. MATURITY. The Notes will mature on August 15, 2024.

3. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the record date set forth on the face of this Note next preceding the applicable interest payment date. Holders must surrender Notes to a Paying Agent to collect the principal, Optional Redemption Price, Holder Repurchase Price or Purchase Price of the Notes. The Company will pay all amounts due with respect to the Notes in money of the United States that at the time of payment is legal tender for payment of public and private debts. If this Note is in global form, the Company will pay interest on the Notes by wire transfer of immediately available funds to the account specified by the Holder. With respect to Notes held other than in global form, the Company will make payments by: (i) U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Holder, or (ii) upon application to the Registrar not later than the relevant Record Date by a Holder, of an aggregate principal amount in excess of $5,000,000, wire transfer in immediately available funds.

4. PAYING AGENT, REGISTRAR, CONVERSION AGENT. Initially, BNY Western Trust Company (the “Trustee”) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice. The Company or any Affiliate of the Company may act as Paying Agent.

5. INDENTURE. The Company issued the Notes under an Indenture, dated as of August 24, 2004, between the Company and the Trustee (the “Indenture”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the “TIA”) as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of such terms. The Notes are general unsecured senior subordinated obligations of the Company limited to $70,000,000 aggregate principal amount ($80,000,000 if the Placement Agent (as defined in the Indenture) has elected to exercise its over-allotment option to place an additional $10,000,000 of the Notes), except as otherwise provided in the Indenture (except for Notes issued in substitution for destroyed, mutilated, lost or stolen Notes). Terms used herein which are defined in the Indenture have the meanings assigned to them in the Indenture.

6. OPTIONAL REDEMPTION. The Notes shall be redeemable, in whole or from time to time in part, at the option of the Company on any date on or after August 15, 2009. The Optional Redemption Price equals 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest on the principal amount to be redeemed to but excluding the Optional Redemption Date. Notice of any such redemption by the Company will be mailed at least 30 days but not more than 60 days before any Optional Redemption Date to each Holder of Notes to be redeemed at its registered address. If notice of such a redemption is provided and funds are deposited as required, interest will cease to accrue on and after the Optional Redemption Date on the Notes or portions of Notes called for such a redemption. If any Optional Redemption Date is not a Business Day, the Company will pay the Optional Redemption Price on the next Business Day without any Liquidated Damages or other payment due. If less than all the Notes are to be redeemed at the option of the Company, the Trustee shall select, in such manner as it shall deem fair and appropriate, the Notes to be redeemed in whole or in part. The Trustee may select for redemption Notes and portions of the Notes of this series in amounts of integral multiples of $1,000. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

7. REPURCHASE AT OPTION OF HOLDER. If a Change of Control shall occur at any time prior to Maturity, each Holder shall have the right, at such Holder’s option and subject to the terms and conditions of the Indenture, to require the Company to purchase any or all of such Holder’s Notes or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 on the day that is not more than 45 days after the date of the Change of Control Notice (subject to extension to comply with applicable law) for a Holder Repurchase Price equal to 100% of the principal amount of Notes purchased plus accrued and unpaid interest to the Holder Repurchase Date, plus Liquidated Damages, in any, and plus the Make Whole Premium, if applicable, upon delivery of a Change of Control Notice containing the information set forth in the Indenture.

Each Holder shall have the right, at such Holder’s option and subject to the terms and conditions of the Indenture, to require the Company to purchase any or all of such Holder’s Notes or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 as of August 15, 2009, August 15, 2014, or August 15, 2019 for a Purchase Price equal to 100% of the principal amount of Notes purchased plus accrued and unpaid interest to the Purchase Date, plus Liquidated Damages, if any, upon delivery of a Purchase Notice containing the information set forth in the Indenture. The Purchase Price may be paid in cash or, at the Company’s election, in shares of Common Stock or any combination of cash and Common Stock, subject to the conditions set forth in the Indenture.

8. CONVERSION. A Holder may convert his or her Note into Common Stock of the Company at any time prior to the close of business on August 15, 2024, or, (x) if the Note is called for redemption by the Company, the Holder may convert it at any time before the close of business on the business day immediately preceding the date fixed for such Optional Redemption Date, or (y) if the Note is to be repurchased by the Company, the Holder may convert it at any time before the close of business on the business day immediately preceding such Holder Repurchase Date or Purchase Date, as the case may be. The initial conversion rate is 77.04 Common Stock per $1,000 principal amount of Notes, or an effective initial conversion price of approximately $12.98 per share, subject to adjustment in the event of certain circumstances as specified in the Indenture. The Company will deliver a check in lieu of any fractional share. On conversion no payment or adjustment for any unpaid and accrued interest on, or liquidated damages with respect to, the Notes will be made. If a Holder surrenders a Note for conversion between the record date for the payment of interest and the next interest payment date, such Note, when surrendered for conversion, must be accompanied by payment of an amount equal to the interest thereon which the registered Holder on such record date is to receive, unless the Notes have been called for redemption as described in the Indenture.

To convert a Note, a Holder must (1) complete and sign the Conversion Notice, with appropriate signature guarantee, on the back of the Note, (2) surrender the Note to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay the amount of interest, if any, the Holder may be paid as provided in the last sentence of the above paragraph and (5) pay any transfer or similar tax if required. A Holder may convert a portion of a Note if the portion is $1,000 principal amount or a positive integral multiple of $1,000 principal amount.

Any shares issued upon conversion of a Note shall bear the Restrictive Securities Legend until after the second anniversary of the later of the issue date for the Notes and the last date on which the Company or any of its Affiliates was the owner of such shares or the Note (or any predecessor notes) from which such shares were converted (or such shorter period of time).

9. SUBORDINATION. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Debt. Each Holder by accepting a Note agrees to such subordination and authorizes the Trustee to give it effect.

10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Registrar need not exchange or register the transfer of any Note selected for redemption in whole or in part, except the unredeemed portion of Notes to be redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of the Notes selected to be redeemed and in certain other circumstances provided in the Indenture.

11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of such Note for all purposes.

12. MERGER OR CONSOLIDATION. The Company shall not consolidate with or merge into, or transfer or lease all or substantially all of its assets, whether in a single transaction or series of related transactions to any Person unless (i) such other Person is a corporation organized under the laws of the United States, any State thereof or the District of Columbia and such Person assumes by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the Company’s obligations under the Indenture and the Notes, including the conversion rights; (ii) immediately after giving effect to the transaction, no Default or Event of Default shall exist; and (iii) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with the Indenture and the Notes.

13. AMENDMENTS, SUPPLEMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent or vote of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default may be waived with the consent or vote of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the Indenture or the Notes may be amended or supplemented to cure any ambiguity or inconsistency, to comply with Sections 6.1 and 12.11 of the Indenture, to make any changes or modifications to the Indenture necessary in connection with the registration of the Notes under the Securities Act and the qualification of the Indenture under the TIA, to secure the obligations of the Company in respect of the Notes, or to add to covenants of the Company described in the Indenture for the benefit of Holders or to surrender any right or power conferred upon the Company.

14. DEFAULTS AND REMEDIES. An Event of Default includes the occurrence of any of the following: default in payment of principal at maturity, upon redemption or exercise of a repurchase right or otherwise; default for 30 days in payment of interest or other amounts due; failure by the Company for 60 days after notice to it to comply with any of its other agreements in the Indenture or the Notes; certain payment defaults or the acceleration of other indebtedness of the Company or its Subsidiaries; certain events of bankruptcy or insolvency involving the Company or any of the Company’s Significant Subsidiaries; and failure to provide notice upon a change of control. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable immediately, except as provided in the Indenture. If an Event of Default specified in Sections 4.1(e) or (f) of the Indenture with respect to the Company occurs, the principal of and accrued interest on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment) if it determines that withholding notice is in the interests of the Holders. The Company must furnish an annual compliance certificate to the Trustee.

15. REGISTRATION RIGHTS. The Holders are entitled to registration rights as set forth in the Registration Rights Agreement (as defined in the Indenture and attached thereto). The Holders shall be entitled to receive liquidated damages in certain circumstances, all as set forth in the Registration Rights Agreement.

16. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

17. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee or shareholder, as such, of the Company shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

18. AUTHENTICATION. This Notes shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

19. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

AQuantive, Inc.

506 Second Avenue, 9th Floor

Seattle, Washington 98104

Facsimile: (206) 816-8502

Attention: General Counsel

[FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints              Attorney to transfer the Note on the books of the Company with full power of substitution in the premises.

Dated:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.

Signature Guarantee:

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the Resale Restriction Termination Date, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with transfer:

[Check One]

(1)	to the Company or any of their respective subsidiaries; or

(2)	pursuant to and in compliance with Rule 144A under the Securities Act; or

(3)	pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(4)	pursuant to an effective registration statement under the Securities Act.

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”):

[    ] The transferee is an Affiliate of the Company. (If the Note is transferred to an Affiliate, the restrictive legend must remain on the Note for two years following the date of the transfer).

Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if item (3) or (4) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)
Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:	Signed:
NOTICE: To be executed by an executive officer

CONVERSION NOTICE

To convert this Note into Common Stock of the Company, check the box: [    ]

To convert only part of this Note, state the principal amount to be converted (must be in integral multiples of $1,000):

$

If you want the share certificate made out in another Person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Date:	Signatures:
(Sign exactly as your name(s) appear(s) on the other side of this Note)
Signatures Guaranteed By:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

SCHEDULE A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(1).

The following exchanges of a part of this Global Notes for an interest in another Global Note or for Notes in certificated form, have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature or authorized signatory of Trustee or Note Custodian

(1)	This is included in Global Notes only.

EXHIBIT B-1

RESTRICTIVE SECURITIES LEGEND FOR NOTES

“THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE AND THE COMMON STOCK OF LIONS GATES ENTERTAINMENT CORP. ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE AND THE COMMON STOCK OF THE COMPANY ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (i) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH (iii) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED BY THE SECURITIES ACT.

THIS NOTE, ANY COMMON STOCK OF THE COMPANY ISSUABLE UPON CONVERSION HEREOF AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO SUCH AMENDMENT OR SUPPLEMENT.”

B-1-1

EXHIBIT B-2

RESTRICTIVE SECURITIES LEGEND FOR COMMON STOCK

“THIS SECURITY EVIDENCED HEREBY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE COMMON STOCK REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER HEREOF IS HEREBY NOTIFIED THAT THE SELLER HEREOF MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS CERTIFICATE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THE COMMON STOCK REPRESENTED HEREBY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH (iii) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITIES REPRESENTED HEREBY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED BY THE SECURITIES ACT.

THIS CERTIFICATE AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THE SECURITIES REPRESENTED HEREBY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS CERTIFICATE SHALL BE DEEMED BY THE ACCEPTANCE HEREOF TO HAVE AGREED TO SUCH AMENDMENT OR SUPPLEMENT.”

B-2-1

EXHIBIT B-3

GLOBAL NOTE LEGEND

“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSONS IS WRONGFUL INASMUCH, AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

B-3-1

EXHIBIT C

FORM OF NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

AQUANTIVE, INC.

BNY WESTERN TRUST COMPANY

700 S. Flower Street, Suite 500

Los Angeles, California 90017

Attention:

Re:	AQUANTIVE, INC. (the “Company”) 2.25% Convertible Senior Subordinated Notes due 2024 (the “Notes”)

Ladies and Gentlemen:

Please be advised that                      has transferred $                     aggregate principal amount of the Notes or      Common Stock, $.01 par value per share, of the Company issuable on conversion of the Notes (“Common Stock”) pursuant to an effective Shelf Registration Statement on Form S-3 (File No. 333-            ).

We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied with respect to the transfer described above and that the above-named beneficial owner of the Notes or Common Stock is named as a “SELLING SECURITY HOLDER” in the Prospectus, dated             , or in amendments or supplements thereto, and that the aggregate principal amount of the Notes, or number of Common Stock transferred are [a portion of] the Notes or Common Stock listed in such Prospectus, as amended or supplemented, opposite such owner’s name.

Very truly yours,

(Name)

C-1

EXHIBIT D

FORM OF OPINION OF COUNSEL IN CONNECTION WITH

REGISTRATION OF SECURITIES

[Name]

[Address]

Re:	AQUANTIVE, INC. (the “Company”) 2.25% Convertible Senior Subordinated Notes due 2024 (the “Notes”)

Ladies and Gentlemen:

Reference is made to the Notes issued pursuant to the Indenture, dated as of August 24, 2004, by and between the Company and BNY WESTERN TRUST COMPANY, as trustee (the “Trustee”). The Company issued $70,000,000 principal amount of Notes on August 24, 2004 (and an additional $10,000,000 on [            ], if the placement agent’s over-allotment option is exercised) in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Company have filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (File No. 333-        ) (the “Registration Statement”) relating to the registration under the Securities Act of $                     principal amount of the Notes and the Common Stock of the Company (the “Shares”) issuable upon conversion of the Notes being registered. The Registration Statement was declared effective by order of the SEC dated [                    ].

We have acted as counsel for the Company in connection with the issuance of the Notes and the preparation and filing of the Registration Statement and are familiar with the Securities, the Indenture, the Registration Statement, the above-mentioned SEC order and such other documents as are necessary to render this opinion.

Based on the foregoing, it is our opinion that (1) the Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, (2) assuming that the Notes covered by the Registration Statement and the Common Stock issuable upon conversion of such Notes are sold by a relevant Holder specified in the Registration Statement in a manner specified in the Registration Statement, such sale of the Notes and Common Stock issuable upon conversion of the Notes will have been duly registered under the Securities Act, and (3) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

Yours truly,

D-1

EXHIBIT F

REGISTRATION RIGHTS AGREEMENT

F-1

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

iii

CROSS REFERENCE TABLE

This Cross-Reference Table shows the location in the Indenture of the provisions inserted pursuant to Sections 310-318(a), inclusive, of the TIA.*

TIA Section	Indenture Section
310(a)(1)	5.10
(a)(2)	5.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	5.10
(b)	5.10
(c)	N.A.
311(a)	5.11
(b)	5.11
(c)	N.A.
312(a)	2.5
(b)	14.3
(c)	14.3
313(a)	5.6
(b)(1)	5.6
(b)(2)	5.6
(c)	5.6, 14.2
(d)	5.6
314(a)	9.3(b)
(b)	N.A.
(c)(1)	14.6
(c)(2)	14.6
(c)(3)	N.A.
(d)	N.A.
(e)	14.6
315(a)	5.2
(b)	5.5
(c)	5.1
(d)	5.1
(e)	4.14
316(a) (last sentence)	2.9
(a)(1)(A)	4.5
(a)(1)(B)	4.4
(a)(2)	N.A.
(b)	4.7
(c)	7.4
317(a)(1)	4.8
(a)(2)	4.9
(b)	2.4
318(a)	14.1
N. A. means Not Applicable

*	Note: This Cross Reference Tables shall not, for any purpose, be deemed to be part of the Indenture.